Filed pursuant to 424(b)(3)
Registration Statement Nos.
333-259781 and
333-259781-01 through
333-259781-30

PROSPECTUS

$300,000,000

M/I Homes, Inc.

Offer to exchange

up to $300 million aggregate principal amount of outstanding unregistered 3.95% Senior Notes due 2030 for

an equal principal amount of 3.95% Senior Notes due 2030 which have been registered under the Securities Act of 1933, as amended

M/I Homes, Inc. hereby offers, upon the terms and subject to the conditions set forth in this prospectus, to exchange any and all of its outstanding unregistered 3.95% Senior Notes due 2030 (the “original notes”) for an equal principal amount of its registered 3.95% Senior Notes due 2030 (the “exchange notes”). The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will not be subject to the transfer restrictions, registration rights and additional interest provisions applicable to the original notes. We are offering the exchange notes pursuant to a registration rights agreement that we entered into in connection with the issuance of the original notes. The exchange notes will be fully and unconditionally guaranteed on a senior unsecured basis by all of our subsidiaries that have guaranteed the original notes.

Material Terms of the Exchange Offer:

•	The exchange offer will expire at 12:00 midnight, New York City time, on November 4, 2021, unless extended (the “expiration time”).

•

Upon consummation of the exchange offer, all original notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of the exchange notes which have been registered under the Securities Act of 1933, as amended (the “Securities Act”).

•	You may withdraw tenders of original notes at any time prior to the expiration time.

•	The exchange offer is subject to certain customary conditions described in this prospectus, but is not conditioned upon the tender of any minimum principal amount of original notes.

•	The exchange of your original notes for exchange notes will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer, and we will pay all expenses of the exchange offer.

•

The exchange notes will be a new issue of securities for which no public market currently exists. We do not intend to list the exchange notes on any national securities exchange or seek their quotation on any automated quotation system.

•	See “The Exchange Offer” beginning on page 31 of this prospectus for information on how to exchange your original notes for exchange notes.

•

Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The accompanying letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such exchange notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for the one-year period following the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 8 of this prospectus for a description of risks that you should consider in determining whether to participate in the exchange offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 7, 2021

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information or represent anything about us, our financial results or this offering that is not contained or incorporated by reference in this prospectus. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any state or other jurisdiction where the offer or solicitation is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate on any date subsequent to the date set forth on the front of this prospectus or the date of incorporation by reference, even though this prospectus may be delivered or securities may be sold on a later date.

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to you upon written or oral request. In order to ensure timely delivery of this information, you must request the information no later than five business days before the date on which the exchange offer expires. Therefore, you must request the information on or before October 28, 2021. You may make such a request by contacting us at:

M/I Homes, Inc.

4131 Worth Avenue, Suite 500

Columbus, Ohio 43219

Attention: Susan E. Krohne, Chief Legal Officer

(614) 418-8000

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FORWARD-LOOKING STATEMENTS

Certain information included or incorporated by reference in this prospectus contains forward-looking statements, including, but not limited to, statements regarding our future financial performance and financial condition. Words such as “expects,” “anticipates,” “envisions,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make or incorporate herein are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors. Any forward-looking statement speaks only as of the date made. Except as required by applicable law or the rules and regulations of the SEC, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section. Factors that may cause our actual results to differ materially from forward-looking statements include, but are not limited to:

•

although the homebuilding industry generally experienced improved conditions in 2020 and the first half of 2021, a deterioration in industry conditions or in broader economic conditions could have adverse effects on our business and results of operations;

•

the homebuilding industry is cyclical and affected by changes in general economic, real estate and other business conditions that could adversely affect our results of operations, financial condition and cash flows;

•

increased competition levels in the homebuilding and mortgage lending industries could result in a reduction in our new contracts and homes delivered, along with decreases in the average sales prices of sold and delivered homes and/or decreased mortgage originations, which would have a negative impact on our results of operations;

•	a reduction in the availability of mortgage financing or a significant increase in mortgage interest rates or down payment requirements could adversely affect our business;

•

if land is not available at reasonable prices or terms, our homes sales revenue and results of operations could be negatively impacted and/or we could be required to scale back our operations in a given market;

•	our land investment exposes us to significant risks, including potential impairment charges, that could negatively impact our profits if the market value of our inventory declines;

•	supply shortages and risks related to the demand for skilled labor and building materials could increase costs and delay deliveries;

•	tax law changes could make home ownership more expensive and/or less attractive;

•	we may not be able to offset the impact of inflation through price increases;

•	our limited geographic diversification could adversely affect us if the demand for new homes in our markets declines;

•	changes in energy prices may have an adverse effect on the economies in certain markets we operate in and our cost of building homes;

•	we may write-off intangible assets, such as goodwill;

•	mortgage investors could seek to have us buy back loans or compensate them for losses incurred on mortgages we have sold based on claims that we breached our limited representations or warranties;

•	homebuilding is subject to construction defect, product liability and warranty claims that can be significant and costly;

•	our subcontractors can expose us to warranty and other risks;

•	in the ordinary course of business, we are required to obtain performance bonds from surety companies, the unavailability of which could adversely affect our results of operations and/or cash flows;

•	the warehouse facilities of our financial services segment will expire in 2021 and 2022;

•

we have financial needs that we meet through the capital markets, including the debt and secondary mortgage markets, and disruptions in these markets could have an adverse impact on our results of operations, financial position and/or cash flows;

•	if our ability to resell mortgages to investors is impaired, we may be required to broker loans;

•	we can be injured by failures of persons who act on our behalf to comply with applicable regulations and guidelines;

•	we could be adversely affected by efforts to impose joint employer liability on us for labor law violations committed by our subcontractors;

ii

•	we are subject to extensive government regulations, which could restrict our business and cause us to incur significant expense;

•	our results of operations, financial condition and cash flows could be adversely affected if pending or future legal claims against us are not resolved in our favor;

•	because of the seasonal nature of our business, our quarterly operating results can fluctuate;

•	damage to our corporate reputation or brand from negative publicity could adversely affect our business, financial results and/or stock price;

•	natural disasters and severe weather conditions could delay deliveries, increase costs and decrease demand for homes in affected areas;

•	information technology failures and data security breaches could harm our business;

•	we depend on the services of certain key employees, and the loss of their services could hurt our business;

•

our business could be materially and adversely disrupted by COVID-19 or another epidemic, pandemic or similar public health issue, or fear of such an event, and the measures that international, federal, state and local public health and governmental authorities implement to address it;

•

our existing indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes, and we and our subsidiaries may incur additional indebtedness, which could increase the risks created by our existing indebtedness;

•

the terms of our existing indebtedness may restrict our ability to operate and, if our financial performance declines, we may be unable to maintain compliance with the covenants in the documents governing our existing indebtedness; and

•

the factors described from time to time in our filings with the SEC, including under the caption “Risk Factors” in Part 1, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Form 10-K”).

The factors identified in this section are not intended to represent a complete list of all the factors that could adversely affect our business, operating results, financial condition or cash flows. Other factors not presently known to us or that we currently deem immaterial to us may also have an adverse effect on our business, operating results, financial condition or cash flows, and the factors we have identified could affect us to a greater extent than we currently anticipate. Many of the important factors that will determine our future financial performance and financial condition are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements.

iii

SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus, and may not contain all of the information that is important to you. You should read this prospectus in its entirety, including the information set forth under “Risk Factors” and the documents incorporated by reference in this prospectus, before making any investment decision. Unless this prospectus otherwise indicates or the context otherwise requires, the terms the “Company,” “we,” “our” and “us” refer to M/I Homes, Inc. and its subsidiaries.

The Company

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes having sold over 133,000 homes since commencing homebuilding activities in 1976. We design, market, construct and sell single-family homes and attached townhomes to first-time, move-up, empty-nester and luxury buyers. Our homes are marketed and sold primarily under the M/I Homes Brand.

Our homes are sold in the following geographic markets: Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Chicago, Illinois; Minneapolis/St. Paul, Minnesota; Detroit, Michigan; Tampa, Sarasota and Orlando, Florida; Austin, Dallas/Fort Worth, Houston and San Antonio, Texas; and Charlotte and Raleigh, North Carolina. We support our homebuilding operations by providing mortgage financing services through our wholly owned subsidiary, M/I Financial, LLC (“M/I Financial”), and title services through subsidiaries that are wholly owned by us.

Our financial reporting segments consist of: Northern homebuilding; Southern homebuilding; and financial services.

Our homebuilding operations comprise the most substantial part of our business, representing 97% of our consolidated revenue for the year ended December 31, 2020. Our financial services operations generate revenue from the origination, sale and servicing of mortgage loans and title services primarily for purchasers of our homes.

For additional information regarding our business, financial condition, results of operations and cash flows, please see our 2020 Form 10-K and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, each of which is incorporated by reference in this prospectus.

M/I Homes, Inc. is an Ohio corporation incorporated, through predecessor entities, in 1973. Our executive offices are located at 4131 Worth Avenue, Suite 500, Columbus, Ohio 43219, and our telephone number is (614) 418-8000. Our website address is www.mihomes.com. Information on our website is not incorporated by reference in or otherwise a part of this prospectus.

The Exchange Offer

The following is a summary of the principal terms of the exchange offer. See “The Exchange Offer” for a more detailed description of the terms of the exchange offer. Unless otherwise provided in this prospectus, as used in this prospectus, the term “notes” refers collectively to the original notes and the exchange notes, the term “indenture” refers to the indenture, dated as of August 23, 2021, which governs both the original notes and the exchange notes, and the term “registration rights agreement” refers to the registration rights agreement, dated as of August 23, 2021, that we entered into with the initial purchasers of the original notes.

Original Notes

On August 23, 2021, we issued and sold $300 million aggregate principal amount of the original notes to the initial purchasers in a private placement transaction that was exempt from the registration requirements of the Securities Act.

In connection with the private placement, we entered into a registration rights agreement, dated as of August 23, 2021, with the initial purchasers of the original notes, pursuant to which we agreed to exchange the original notes for exchange notes which we agreed to register under the Securities Act, and we also granted holders of the original notes rights under certain circumstances to have resales of their original notes registered under the Securities Act. The exchange offer is intended to satisfy our obligations under the registration rights agreement.

We issued the original notes under an indenture, dated as of August 23, 2021, among us, the subsidiary guarantors and U.S. Bank National Association, as trustee. The exchange notes will be issued under the same indenture and entitled to the benefits of the indenture. The exchange notes will evidence the same debt as the original notes. The original notes and the exchange notes will be treated as a single class of debt securities under the indenture.

The issuance of the original notes is represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”). Participants in DTC’s system who have accounts with DTC hold interests in the global notes in book-entry form. Accordingly, ownership of beneficial interests in the original notes is limited to DTC participants or persons who hold their interests through DTC participants.

The Exchange Offer

We are offering to exchange up to $300 million aggregate principal amount of the exchange notes, which have been registered under the Securities Act, for an equal principal amount of the original notes that are validly tendered and accepted in the exchange offer. The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will not be subject to the transfer restrictions, registration rights and additional interest provisions applicable to the original notes.

If all outstanding original notes are tendered for exchange, there will be $300 million principal amount of 3.95% Senior Notes due 2030 (that have been registered under the Securities Act) outstanding after this exchange offer.

Expiration Time	The exchange offer will expire at 12:00 midnight, New York City time, on November 4, 2021, unless extended, in which case the expiration time will be the latest date and time to which we extend the exchange offer. See “The Exchange Offer—Expiration Time; Extensions; Amendments.”

Accrued Interest on Original Notes and Exchange Notes

Exchanging original notes for exchange notes will not affect the amount of interest a holder will receive. The exchange notes will accrue interest from and including their date of issuance at the same rate (3.95% per annum) and on the same terms as the original notes. Interest will be payable semi-annually in arrears on each of February 15 and August 15, commencing on February 15, 2022.

When the first interest payment is made with regard to the exchange notes, we will also pay interest on the original notes that are exchanged, from the date they were issued or the most recent interest date on which interest has been paid (if applicable) to, but not including, the day the exchange notes are issued. Interest on the original notes that are exchanged will cease to accrue on the day prior to the date on which the exchange notes are issued.

Procedures for Tendering Original Notes

To exchange your original notes for exchange notes, you must validly tender and not validly withdraw your original notes at or before the expiration time. If you are a participant in DTC’s system, you may tender your original notes through book-entry transfer in accordance with DTC’s Automated Tender Offer Program, known as ATOP. If you wish to participate in the exchange offer, you must, at or prior to the expiration time:

•   complete, sign and date the accompanying letter of transmittal in accordance with the instructions contained therein, and deliver the letter of transmittal, together with your original notes and any other documents required by the letter of transmittal, to the exchange agent at the address set forth under “The Exchange Offer— Exchange Agent”; or

•   if your original notes are tendered pursuant to the procedures for book-entry transfer, arrange for DTC to (i) transmit to the exchange agent certain required information, including an agent’s message forming part of a book-entry transfer in which you agree to be bound by the terms of the letter of transmittal, (ii) transfer your original notes into the exchange agent’s account at DTC and (iii) send the exchange agent confirmation of such book-entry transfer.

You may tender your original notes in whole or in part. However, if you tender less than all of your original notes, you may tender your original notes only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “The Exchange Offer— Procedures for Tendering Original Notes.”

Guaranteed Delivery Procedures

If you wish to tender your original notes and:

•   certificates for your original notes are not immediately available;

•   the letter of transmittal, your original notes or any other required documents cannot be delivered to the exchange agent at or prior to the expiration time; or

•   the procedures for book-entry transfer cannot be completed at or prior to the expiration time,

you may tender your original notes according to the guaranteed delivery procedures described in “The Exchange Offer—Guaranteed Delivery Procedures.”

Special Procedures for Beneficial Owners	If you beneficially own original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf.

If you wish to tender on your own behalf, you must either (i) make appropriate arrangements to register ownership of the original notes in your name or (ii) obtain a properly completed bond power from the registered holder of the original notes before completing, signing and delivering the letter of transmittal, together with your original notes and any other required documents, to the exchange agent. See “The Exchange Offer—Procedures for Tendering Original Notes.”

Withdrawal of Tenders	You may withdraw your tender of original notes at any time prior to the expiration time by delivering a written notice of withdrawal to the exchange agent in accordance with the procedures described under “The Exchange Offer—Withdrawal of Tenders.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, some of which we may waive. The exchange offer is not conditioned upon the tender of any minimum principal amount of original notes. We reserve the right to amend or terminate the exchange offer at any time prior to the expiration time if any condition to the exchange offer is not satisfied. See “The Exchange Offer—Conditions to the Exchange Offer.”

Acceptance of Original Notes and Delivery of Exchange Notes	Subject to satisfaction or waiver of the conditions to the exchange offer, promptly following the expiration time, we will accept any and all original notes that are validly tendered and not validly withdrawn and will issue the exchange notes. See “The Exchange Offer—Acceptance of Original Notes for Exchange; Delivery of Exchange Notes.”

Resales of Exchange Notes

We believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

•   you acquire the exchange notes in the ordinary course of your business;

•   you have no arrangement or understanding with any person to participate, you are not participating, and you do not intend to participate, in the distribution of the exchange notes (within the meaning of the Securities Act);

•   you are not an “affiliate” (as such term is defined in Rule 405 under the Securities Act) of ours;

•   you are not tendering original notes that have, or that are reasonably likely to have, the status of an unsold allotment of the initial placement of the original notes; and

•   if you are a broker-dealer, (i) you receive the exchange notes for your own account, (ii) you acquired the original notes as a result of market-making activities or other trading activities and (iii) you deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes.

If you do not meet these requirements, you may not participate in the exchange offer, and any sale or transfer of your original notes must comply with the registration and prospectus delivery requirements of the Securities Act.

Our belief is based on interpretations by the staff of the SEC contained in several no-action letters issued to third parties. The staff of the SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer. If our belief is not accurate and you sell or transfer any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability. See “The Exchange Offer—Resales of the Exchange Notes.”

Broker-Dealer Prospectus Delivery Requirements	Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. See “Plan of Distribution.”

Consequences of Failure to Exchange Your Original Notes	If you do not exchange your original notes in the exchange offer, your original notes will continue to be subject to the restrictions on transfer set forth in the indenture and the legend on the original notes. In general, the original notes may not be offered, resold or otherwise transferred unless they are registered under the Securities Act or offered or sold under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. If a substantial amount of the original notes is tendered and accepted for exchange, the liquidity and trading market for the original notes that you continue to own may be significantly limited. See “The Exchange Offer—Consequences of Failure to Exchange Original Notes.”

Registration Rights Agreement	We are making the exchange offer to satisfy our obligations under the registration rights agreement. After the exchange offer is consummated, except in limited circumstances, you will no longer be entitled to any exchange or registration rights with respect to any original notes that you continue to own.

Certain U.S. Federal Income Tax Consequences	The exchange of your original notes for exchange notes will not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences.”

Dissenters’ Rights	Holders do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Exchange Agent	U.S. Bank National Association is serving as the exchange agent for the exchange offer. See “The Exchange Offer—Exchange Agent.”

Use of Proceeds	We will receive no proceeds from the issuance of exchange notes in the exchange offer. See “Use of Proceeds.”

The Exchange Notes

The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes have been registered under the Securities Act and, therefore, will not be subject to the transfer restrictions, registration rights and additional interest provisions applicable to the original notes. The following summary describes the principal terms of the exchange notes, certain of which are subject to important limitations and exceptions. See “Description of Notes” for a more detailed description of the terms of the exchange notes.

Issuer	M/I Homes, Inc., an Ohio corporation.

Notes Offered	$300 million aggregate principal amount of 3.95% Senior Notes due 2030.

Maturity	The exchange notes will mature on February 15, 2030.

Interest	The exchange notes will accrue interest at the rate of 3.95% per annum. Interest on the exchange notes will be payable semi-annually in arrears on each of February 15 and August 15, commencing on February 15, 2022.

Optional Redemption

We may redeem some or all of the notes at any time prior to August 15, 2029 (the date that is six months prior to the maturity date of the notes), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a “make-whole” amount, as described under “Description of Notes—Optional Redemption.”

In addition, on or after August 15, 2029 (the date that is six months prior to the maturity date of the notes), we may redeem some or all of the notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Change of Control Offer	If we experience specific kinds of changes of control, we will be required to make an offer to purchase all of the notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of Notes—Change of Control.”

Guarantees	The exchange notes will be fully and unconditionally guaranteed on a senior unsecured basis by all of our subsidiaries that have guaranteed the original notes. For the six months ended June 30, 2021, our non-guarantor subsidiaries accounted for approximately $58.3 million, or 3.3%, of our total revenues, and as of June 30, 2021, our non-guarantor subsidiaries accounted for approximately $248.3 million, or 8.7%, of our total assets and $192.6 million, or 13.8%, of our total liabilities.

Ranking	The exchange notes and the guarantees of the exchange notes will be our and our subsidiary guarantors’ unsecured senior obligations and will rank equally in right of payment with all of our and our subsidiary guarantors’ existing and future unsecured senior indebtedness, will rank senior in right of payment to all of our and our subsidiary guarantors’ existing and future subordinated indebtedness and will be effectively subordinated to all of our and our subsidiary guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The exchange notes will be structurally subordinated to the liabilities of any of our subsidiaries that do not guarantee the exchange notes to the extent of the assets of such non-guarantor subsidiaries.

Certain Covenants

The indenture includes covenants that limit our ability and the ability of our restricted subsidiaries to, among other things:

•   incur certain liens securing indebtedness without equally and ratably securing the notes and the guarantees;

•   enter into certain sale and leaseback transactions; and

•   consolidate or merge with or into other companies, liquidate or sell or otherwise dispose of all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications that are described in “Description of Notes—Certain Covenants.”

If the notes receive an investment grade rating by both Moody’s and Standard & Poor’s, then our obligation to comply with certain of these covenants will be suspended. See “Description of Notes—Changes in Covenants when the Notes are Rated Investment Grade.”

Absence of an Established Trading Market	The exchange notes will be a new issue of securities for which there is currently no market. We do not intend to apply for the exchange notes to be listed on any securities exchange or to arrange for their quotation on any automated dealer quotation system. Accordingly, we cannot assure you that a liquid market will develop or be maintained for the exchange notes.

Book-Entry Form	The exchange notes will be issued in book-entry form and will be represented by one or more global notes deposited with a custodian for, and registered in the name of a nominee of, DTC, as depositary. Beneficial interests in the exchange notes will be shown on, and transfers of the exchange notes will be effected only through, records maintained in book-entry form by DTC and its participants.

Trustee	U.S. Bank National Association

Risk Factors	You should carefully consider all of the information contained and incorporated by reference in this prospectus before deciding whether to participate in the exchange offer. See “Risk Factors” beginning on page 8 for a discussion of certain risks you should consider in making your investment decision.

RISK FACTORS

You should carefully consider the risks described below, as well as the other information contained in this prospectus or incorporated by reference in this prospectus, before deciding whether to participate in the exchange offer. The occurrence of any of the following risks could materially and adversely affect our business, financial condition, prospects, results of operations and cash flows, which in turn could adversely affect our ability to repay the notes.

Risks Related to the Exchange Notes and the Exchange Offer

You may not be able to sell your original notes if you do not exchange them for exchange notes in the exchange offer.

If you do not exchange your original notes for exchange notes in the exchange offer, your original notes will continue to be subject to the restrictions on transfer as stated in the indenture and the legend on the original notes. In general, you may not offer, resell or otherwise transfer the original notes in the United States unless they are:

•	registered under the Securities Act;

•	offered or sold under an exemption from the registration requirements of the Securities Act and applicable state securities laws; or

•	offered or sold in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws.

We do not currently anticipate that we will register the original notes that are not exchanged in the exchange offer under the Securities Act or any state securities laws.

Holders of the original notes who do not tender their original notes will generally have no further registration rights under the registration rights agreement.

Once the exchange offer is consummated, holders who do not tender their original notes will not, except in limited circumstances, have any further registration rights under the registration rights agreement. We do not intend to file a shelf registration statement covering resales of the original notes unless we are required to do so under the registration rights agreement. We are required to file such a registration statement in only specific, limited circumstances which may not apply to you or your original notes. If you are eligible to participate in the exchange offer, you should not decline to do so based on the assumption that a shelf registration statement will be on file and effective when you intend to resell your original notes.

The market for the original notes may be significantly limited after the exchange offer, and you may be unable to sell your original notes after the exchange offer.

If a substantial amount of the original notes is tendered and accepted for exchange in the exchange offer, the trading market for the original notes that remain outstanding may be significantly limited. As a result, the liquidity of the original notes not tendered for exchange could be adversely affected. The extent of the market for the original notes and the availability of price quotations for the original notes will depend upon a number of factors, including the number of holders and the amount of original notes remaining outstanding and the interest of securities firms in maintaining a market in the original notes. If a substantially smaller amount of original notes remains outstanding after the exchange offer, the trading price for such remaining original notes may decline and become more volatile.

If you fail to follow the exchange offer procedures, your original notes may not be accepted for exchange, and if your original notes are not accepted for exchange, they will continue to be subject to their existing transfer restrictions and you may be unable to sell them.

We are not required to accept your original notes for exchange if you do not comply with all of the exchange offer procedures. We are required to issue exchange notes in the exchange offer only upon satisfaction of the procedures described under “The Exchange Offer—Procedures for Tendering Original Notes.” Therefore, if you wish to tender your original notes, please carefully review the exchange offer procedures and allow sufficient time to ensure timely satisfaction of all such procedures. If we do not receive all required documentation at or prior to the expiration time, or if there are defects or irregularities with respect to your tender of original notes for exchange, we may not accept your original notes for exchange. Neither we nor the exchange agent are obligated to extend the expiration time or notify you of any defects or irregularities with respect to your tender of original notes for exchange. We have the right to waive any defects or irregularities, but we are not obligated to do so. If we do not accept your original notes for exchange, your original notes will continue to be subject to their existing transfer restrictions and you may be unable to sell them.

Some holders who participate in the exchange offer must deliver a prospectus in connection with any resales of their exchange notes.

Based on interpretations of the staff of the SEC contained in several no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, assuming the truth of certain representations required to be made by you as described under “The Exchange Offer—Procedures for Tendering Original Notes.” If you do not meet these requirements, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, a broker-dealer that purchased original notes for its own account as part of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act whenever it sells any exchange notes it receives in the exchange offer.

Because the SEC has not considered this exchange offer in the context of a no-action letter, we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer. If our belief is not accurate and you sell or transfer any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Our existing indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes, and we and our subsidiaries may incur additional indebtedness, which could increase the risks created by our existing indebtedness.

As of June 30, 2021, after giving effect to the issuance of the original notes and the use of the net proceeds therefrom as described under “Use of Proceeds,” we had approximately $704.1 million of indebtedness outstanding (excluding issuances of letters of credit, M/I Financial’s $175 million secured mortgage warehousing agreement, dated June 24, 2016, as most recently amended on May 28, 2021 (the “MIF Mortgage Warehousing Agreement”), and M/I Financial’s $90 million secured mortgage repurchase facility, dated October 30, 2017, as most recently amended on October 26, 2020 (the “MIF Mortgage Repurchase Facility”)), $704.1 million of which was senior indebtedness, including $4.1 million of secured indebtedness, and we had $468.9 million of available borrowings under our $550 million unsecured revolving credit facility dated July 18, 2013, as amended (the “Credit Facility”). In addition, under the terms of the Credit Facility, the indentures governing the notes and our 4.95% Senior Notes due 2028 (the “2028 Senior Notes”) and the documents governing our other indebtedness, we have the ability, subject to applicable debt covenants, to incur additional indebtedness. The incurrence of additional indebtedness could magnify other risks related to us and our business. Our indebtedness and any future indebtedness we may incur could have a significant adverse effect on our future financial condition and our ability to fulfill our obligations under the notes. For example:

•

a significant portion of our cash flow may be required to pay principal and interest on our indebtedness, which could reduce the funds available for working capital, capital expenditures, acquisitions or other purposes;

•

borrowings under the Credit Facility bear, and borrowings under any new facility entered into before the maturity of the notes could bear, interest at floating rates, which could result in higher interest expense in the event of an increase in interest rates;

•	the terms of our indebtedness could limit our ability to borrow additional funds or sell assets to raise funds, if needed, for working capital, capital expenditures, acquisitions or other purposes;

•

our debt level and the various covenants contained in the Credit Facility, the indentures governing the notes and the 2028 Senior Notes and the documents governing our other indebtedness could place us at a relative competitive disadvantage as compared to some of our competitors;

•

the terms of our indebtedness could prevent us from raising the funds necessary to repurchase all of the notes or the 2028 Senior Notes tendered to us upon the occurrence of a change of control which, in each case, would constitute a default under the applicable indenture, which in turn could trigger a default under the Credit Facility and the documents governing our other indebtedness; and

•

the Credit Facility, the 2028 Senior Notes and certain of our other indebtedness have maturity dates prior to the maturity date of the notes, and if we are unable to repay or refinance such indebtedness upon maturity, we could be forced into bankruptcy or liquidation, which would constitute an event of default under the indenture governing the notes and reduce or eliminate our ability to pay our obligations under the notes when due.

The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, prospects or ability to satisfy our obligations under the notes. See “Description of Other Indebtedness.”

The terms of our existing indebtedness may restrict our ability to operate and, if our financial performance declines, we may be unable to maintain compliance with the covenants in the documents governing our existing indebtedness.

The Credit Facility and the indenture governing the 2028 Senior Notes impose restrictions on our operations and activities. These restrictions, and/or our failure to comply with the terms of our existing indebtedness, could have a material adverse effect on our results of operations, financial condition and ability to operate our business.

Under the terms of the Credit Facility, we are required, among other things, to maintain compliance with various covenants, including financial covenants relating to a minimum consolidated tangible net worth requirement, a minimum interest coverage ratio or liquidity requirement, and a maximum leverage ratio. Failure to comply with these covenants or any of the other restrictions of the Credit Facility, whether because of a decline in our operating performance or otherwise, could result in a default under the Credit Facility. If a default occurs, the affected lenders could elect to declare the indebtedness, together with accrued and unpaid interest and other fees, to be immediately due and payable, which in turn could cause a default under the documents governing any of our other indebtedness that is then outstanding if we are not able to repay such indebtedness from other sources. If this happens and we are unable to obtain waivers from the required lenders, the lenders could exercise their rights under such documents, including forcing us into bankruptcy or liquidation.

The indenture governing the 2028 Senior Notes also contains covenants that may restrict our ability to operate our business and prohibit or limit our ability to enhance our operations or take advantage of potential business opportunities as they arise. For example, the indenture governing the 2028 Senior Notes contains covenants that restrict our ability to, among other things, incur additional indebtedness or liens, pay dividends or make other distributions on, or repurchase or redeem, our stock or other equity interests, make investments, sell assets, create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us, engage in transactions with affiliates and consolidate or merge with or into other companies, liquidate or sell or otherwise dispose of all or substantially all of our assets. Failure to comply with these covenants or any of the other restrictions or covenants contained in the indenture governing the 2028 Senior Notes could result in a default under such document, in which case holders of the 2028 Senior Notes may be entitled to cause the sums evidenced by such notes to become due immediately. This acceleration of our obligations under the 2028 Senior Notes could force us into bankruptcy or liquidation and we may be unable to repay those amounts without selling substantial assets, which might be at prices well below the long-term fair values and carrying values of the assets. Our ability to comply with the foregoing restrictions and covenants may be affected by events beyond our control, including prevailing economic, financial and industry conditions.

The restrictive covenants in the indenture governing the notes could adversely restrict our financial and operating flexibility and subject us to other risks.

The indenture governing the notes contains affirmative and negative covenants that restrict, among other things, our and our restricted subsidiaries’ ability to:

•	incur certain liens securing indebtedness without equally and ratably securing the notes and the guarantees;

•	enter into certain sale and leaseback transactions; and

•	consolidate or merge with or into other companies, liquidate or sell or otherwise dispose of all or substantially all of our assets.

These restrictions may limit our ability to operate our businesses and may prohibit or limit our ability to enhance our operations or take advantage of potential business opportunities as they arise. The breach of any of these covenants by us or the failure by us to meet any of these covenants could result in a default under the indenture governing the notes and the documents governing our other indebtedness. Our ability to comply with such restrictions may be affected by events beyond our control, including prevailing economic, financial and industry conditions.

We may be unable to generate a sufficient amount of cash flow to meet our debt obligations, including our obligations under the notes.

Our ability to make scheduled payments or to refinance our obligations with respect to the notes and our other indebtedness will depend on our financial and operating performance, which is subject to prevailing economic conditions and to certain financial, business and other factors beyond our control. If our cash flow and capital resources are insufficient to fund our debt obligations, we could face substantial liquidity problems and may be forced to reduce or delay capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt. We cannot assure you that our operating performance, cash flow and capital resources will be sufficient for the payment of our indebtedness in the future. In the event that we are required to dispose of material assets or operations or restructure our debt to meet our debt obligations, we cannot assure you as to the terms of any such transaction or how quickly any such transaction could be completed.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, and could cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. Any default under the agreements governing our indebtedness, including a default under the Credit Facility, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could render us unable to pay the principal and interest on the notes and substantially decrease the market value of the notes.

The notes and the guarantees of the notes will not be secured by any of our assets and therefore will be effectively subordinated to all of our existing and future secured indebtedness.

The notes and the guarantees of the notes will be our and our subsidiary guarantors’ general senior unsecured obligations ranking effectively junior in right of payment to all of our and our subsidiary guarantors’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. As of June 30, 2021, we had $4.1 million of secured indebtedness outstanding (excluding issuances of letters of credit, the MIF Mortgage Warehousing Agreement and the MIF Mortgage Repurchase Facility). In addition, the indenture governing the notes permits the incurrence of certain liens securing indebtedness without equally and ratably securing the notes and the guarantees. In the event that the Company or a subsidiary guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, creditors whose debt is secured by assets of the Company or the subsidiary guarantors will be entitled to the remedies available to secured holders under applicable laws, including the foreclosure of the collateral securing such debt, before any payment may be made with respect to the notes or the affected guarantees. As a result, there may be insufficient assets to pay amounts due on the notes, and holders of the notes may receive less, ratably, than holders of our secured indebtedness. We may incur additional secured indebtedness in the future.

The notes will be structurally subordinated to the liabilities of any of our subsidiaries that do not guarantee the notes to the extent of the assets of such non-guarantor subsidiaries.

The notes will be structurally subordinated to all liabilities of any of our subsidiaries that do not guarantee the notes. Therefore, our rights and the rights of our creditors to participate in the assets of any such subsidiary in the event that such a subsidiary is liquidated or reorganized are subject to the prior claims of such subsidiary’s creditors. As a result, all indebtedness and other liabilities, including trade payables, of the non-guarantor subsidiaries, whether secured or unsecured, must be satisfied before any of the assets of such subsidiaries would be available for distribution, upon liquidation or otherwise, to us in order for us to meet our obligations with respect to the notes. For the six months ended June 30, 2021, our non-guarantor subsidiaries accounted for approximately $58.3 million, or 3.3%, of our total revenues, and as of June 30, 2021, our non-guarantor subsidiaries accounted for approximately $248.3 million, or 8.7%, of our total assets and $192.6 million, or 13.8%, of our total liabilities.

We may not have sufficient funds or be permitted by our existing indebtedness to purchase the notes or the 2028 Senior Notes upon a change of control.

Upon a change of control, we will be required to make an offer to purchase all of the outstanding notes and 2028 Senior Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. However, we cannot assure you that we will have or will be able to borrow sufficient funds at the time of any change of control to make the required repurchases of the notes or the 2028 Senior Notes, or that restrictions in the Credit Facility or the documents governing our other indebtedness would permit us to make the required repurchases. Any failure by us to repurchase the notes or the 2028 Senior Notes upon a change of control would result in a default under the indentures governing the notes and the 2028 Senior Notes. In addition, a change of control may constitute an event of default under the Credit Facility or the documents governing our other indebtedness. A default under the Credit Facility or the documents governing our other indebtedness could result in a default under the indenture governing the notes if the lenders elect to accelerate the indebtedness under such documents.

We could enter into transactions that would not constitute a change of control giving rise to an obligation to repurchase the notes, but that could increase the amount of our outstanding indebtedness.

The indenture governing the notes imposes obligations on us to offer to repurchase the notes if we enter into a transaction that constitutes a change of control. Nevertheless, we could, in the future, enter into transactions such as acquisitions, refinancings or other recapitalizations or highly-leveraged transactions that would not constitute a change of control giving rise to an obligation by us to repurchase the notes, but that could increase the amount of our outstanding indebtedness. Such transactions could affect our capital structure or credit ratings or otherwise adversely affect the holders of the notes.

In addition, the definition of “change of control” in the indenture includes the sale of “all or substantially all” of our assets. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, upon a sale of less than all of our assets, the ability of a holder of the notes to require us to repurchase such notes may be uncertain.

The notes and the guarantees of the notes may not be enforceable because of fraudulent conveyance laws.

The notes and the guarantees of the notes may be subject to review under federal bankruptcy laws or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of our unpaid creditors. Generally, under these laws, if in such a case or lawsuit a court were to find that at the time we issued the notes or one of our subsidiaries issued a guarantee of the notes:

•	we issued the notes or such subsidiary guarantor issued a guarantee with the intent of hindering, delaying or defrauding current or future creditors; or

•

we or such subsidiary guarantor received less than reasonably equivalent value or fair consideration for issuing the notes or a guarantee of the notes, as the case may be, and we or such subsidiary guarantor:

•	were insolvent or were rendered insolvent by reason of the issuance of the notes or such guarantee,

•

were engaged, or were about to engage, in a business or transaction for which our or such subsidiary guarantor’s remaining assets constituted unreasonably small capital to carry on our or such subsidiary guarantor’s business, or

•

intended to incur, or believed that we or such subsidiary guarantor would incur, indebtedness or other obligations beyond the ability to pay such indebtedness or obligations as they matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes);

then the court could void the notes or such guarantee, as the case may be, subordinate the amounts owing under the notes or such guarantee to our presently existing or future indebtedness or take other actions detrimental to you.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred indebtedness or issued a guarantee:

•	it could not pay its debts or contingent liabilities as they become due;

•	the sum of its debts (including contingent liabilities) was greater than its assets, at fair valuation; or

•

the present fair saleable value of its assets was less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and mature.

If a note or guarantee is voided as a fraudulent conveyance or is found to be unenforceable for any other reason, you will not have a claim against us or such subsidiary guarantor.

Each subsidiary guarantee contains a provision intended to limit the subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent conveyance. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent conveyance laws.

Any guarantees provided by our subsidiaries are subject to possible defenses that may limit your right to receive payment from the guarantors with regard to the notes.

Although guarantees by our subsidiaries provide the holders of the notes with a direct claim against the assets of the subsidiary guarantors, enforcement of the guarantees against any guarantor would be subject to certain “suretyship” defenses available to guarantors generally. Enforcement could also be subject to other defenses available to the subsidiary guarantors in certain circumstances. To the extent that the guarantees are not enforceable, you would not be able to assert a claim successfully against the subsidiary guarantors.

Any adverse rating of the notes may cause their trading price to fall.

The notes may not be rated. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or were to announce its intention to put the notes on credit watch, the trading price of the notes could decline.

There is no established trading market for the exchange notes and, if a trading market develops, it may not be liquid.

The exchange notes will constitute a new issue of securities with no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek their quotation on any automated dealer quotation system. The liquidity of a trading market in the exchange notes, if any, and the future trading prices of the exchange notes will depend on many factors including:

•	prevailing interest rates;

•	the market for similar securities; and

•	other factors, including general economic conditions and our financial condition, performance and prospects.

In addition, the market for non-investment grade debt securities has historically been subject to disruptions that have caused price volatility independent of the operating and financial performance of the issuers of these securities. It is possible that the market for the exchange notes will be subject to these kinds of disruptions. Accordingly, declines in the liquidity and market price of the exchange notes may occur independent of our operating and financial performance. We cannot assure you that any active or liquid market for the exchange notes will develop or be maintained. If an active trading market does not develop or is not maintained, the market price and liquidity of the exchange notes may be adversely affected. In that case, you may not be able to sell your exchange notes at a particular time or at a favorable price.

The initial purchasers of the original notes have advised us that they intend to make a market in the exchange notes, but they are not obligated to do so. The initial purchasers may also discontinue market making activities at any time, in their sole discretion, which could further negatively impact your ability to sell the exchange notes or the prevailing market price at the time you choose to sell.

The value of the exchange notes may be subject to substantial volatility.

A real or perceived economic downturn or higher interest rates could cause a decline in the value of, or otherwise negatively impact the market for, the exchange notes. Because an active trading market may not develop for the exchange notes, it may be more difficult to sell and accurately value the exchange notes. In addition, the market for high-yield notes can experience sudden and sharp price swings, which may impact the valuation of the exchange notes and may be further exacerbated by large or sustained sales by major investors in the exchange notes, a high-profile default by another issuer or a change in the market for high-yield notes.

Risks Related to Our Business and Industry

Although the homebuilding industry generally experienced improved conditions in 2020 and the first half of 2021, a deterioration in industry conditions or in broader economic conditions could have adverse effects on our business and results of operations.

The homebuilding industry is cyclical and affected by changes in general economic, real estate and other business conditions that could adversely affect our results of operations, financial condition and cash flows. Certain economic, real estate and other business conditions that have significant effects on the homebuilding industry include:

•	employment levels and job and personal income growth;

•	availability and pricing of financing for homebuyers;

•	short and long-term interest rates;

•	overall consumer confidence and the confidence of potential homebuyers in particular;

•	demographic trends;

•	changes in energy prices;

•	housing demand from population growth, household formation and other demographic changes, among other factors;

•	U.S. and global financial system and credit market stability;

•	private party and governmental residential consumer mortgage loan programs, and federal and state regulation of lending and appraisal practices;

•	federal and state personal income tax rates and provisions, including provisions for the deduction of residential consumer mortgage loan interest payments and other expenses;

•

the supply of and prices for available new or existing homes (including lender-owned homes acquired through foreclosures and short sales) and other housing alternatives, such as apartments and other residential rental property;

•	homebuyer interest in our current or new product designs and community locations, and general consumer interest in purchasing a home compared to choosing other housing alternatives; and

•	real estate taxes.

These above conditions, among others, are complex and interrelated. Adverse changes in such business conditions may have a significant negative impact on our business. The negative impact may be national in scope but may also negatively affect some of the regions or markets in which we operate more than others. When such adverse conditions affect any of our larger markets, those conditions could have a proportionately greater impact on us than on some other homebuilding companies. We cannot predict their occurrence or severity, nor can we provide assurance that our strategic responses to their impacts would be successful.

In the event of a downturn in the homebuilding and mortgage lending industries, or if the national economy weakens, we could experience declines in the market value of our inventory and demand for our homes, which could have a significantly negative impact on our gross margins from home sales and financial condition and results of operations. Additional external factors, such as foreclosure rates, mortgage pricing and availability, and unemployment rates, could also negatively impact our results.

Potential customers may be less willing or able to buy our homes if any of these conditions have a negative impact on the homebuilding industry. In the future, our pricing strategies may be limited by market conditions. We may be unable to change the mix of our home offerings, reduce the costs of the homes we build or offer more affordable homes to maintain our gross margins or satisfactorily address changing market conditions in other ways. In addition, cancellations of home sales contracts in backlog may increase.

While the absorption pace of our new contracts per community improved in 2020 and the first half of 2021 compared to 2019, a decline in sales activity could adversely affect our results of operations, financial condition and cash flows.

Our financial services business is closely related to our homebuilding business, as it originates mortgage loans principally on behalf of purchasers of the homes we build. A decrease in the demand for our homes because of the existence of any of the foregoing conditions could also adversely affect the financial results of this segment of our business.

Additionally, we may be subject to increased counterparty risks, including purchasers of mortgages originated by M/I Financial being unwilling or unable to perform their obligations to us. To the extent a third-party is unwilling or unable to perform such obligations, our financial condition, results of operations and/or cash flows could be negatively impacted.

Increased competition levels in the homebuilding and mortgage lending industries could result in a reduction in our new contracts and homes delivered, along with decreases in the average sales prices of sold and delivered homes and/or decreased mortgage originations, which would have a negative impact on our results of operations.

The homebuilding industry is fragmented and highly competitive. We compete with numerous public and private homebuilders, including some that are substantially larger than us and may have greater financial resources than we do. We also compete with community developers and land development companies, some of which are also homebuilders or affiliates of homebuilders. Homebuilders compete for customers, land, building materials, subcontractor labor and financing. Competition for home orders is primarily based upon home sales price, location of property, home style, financing available to prospective homebuyers, quality of homes built, customer service and general reputation in the community, and may vary by market, sub-market and even by community. Additionally, competition within the homebuilding industry can be impacted by an excess supply of new and existing homes available for sale resulting from a number of factors including, among other things, increases in unsold started homes available for sale and increases in home foreclosures. Increased competition may cause us to decrease our home sales prices and/or increase home sales incentives in an effort to generate new home sales and maintain homes in backlog until they close. Increased competition can also result in us selling fewer homes or experiencing a higher number of cancellations by homebuyers. These competitive pressures may negatively impact our future financial and operating results.

Through our financial services operations, we also compete with numerous banks and other mortgage bankers and brokers, some of which are larger than us and may have greater financial resources than we do. Competitive factors that affect our financial services operations include pricing, mortgage loan terms, underwriting criteria and customer service. To the extent that we are unable to adequately compete with other companies that originate mortgage loans, the results of operations from our mortgage operations may be negatively impacted.

A reduction in the availability of mortgage financing or a significant increase in mortgage interest rates or down payment requirements could adversely affect our business.

Any reduction in the availability of the financing provided by the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) could adversely affect interest rates, mortgage availability and our sales of new homes and origination of mortgage loans.

Federal Housing Administration (the “FHA”) and U.S. Department of Veterans Affairs (the “VA”) mortgage financing support remains an important factor in marketing our homes. Any increases in down payment requirements, lower maximum loan amounts, or limitations or restrictions on the availability of FHA and VA financing support could adversely affect interest rates, mortgage availability and our sales of new homes and origination of mortgage loans.

Even if potential customers do not need financing, changes in the availability of mortgage products may make it harder for them to sell their current homes to potential buyers who need financing, which may lead to lower demand for new homes.

Mortgage interest rates remained near historical lows for the last several years. Increases in interest rates increase the costs of owning a home and could reduce the demand for our homes.

Many of our homebuyers obtain financing for their home purchases from M/I Financial. If, due to the factors discussed above, M/I Financial is limited from making or unable to make loan products available to our homebuyers, our home sales and our homebuilding and financial services results of operations may be adversely affected.

If land is not available at reasonable prices or terms, our homes sales revenue and results of operations could be negatively impacted and/or we could be required to scale back our operations in a given market.

Our operations depend on our ability to obtain land for the development of our communities at reasonable prices and with terms that meet our underwriting criteria. Our ability to obtain land for new communities may be adversely affected by changes in the general availability of land, the willingness of land sellers to sell land at reasonable prices, competition for available land, availability of financing to acquire land, zoning, regulations that limit housing density and other market conditions. If the supply of land, and especially developed lots, appropriate for development of communities is limited because of these factors, or for any other reason, the number of homes that we build and sell may decline. To the extent that we are unable to timely purchase land or enter into new contracts for the purchase of land at reasonable prices, our revenue and results of operations could be negatively impacted and/or we could be required to scale back our operations in a given market.

During 2020 and in the first half of 2021, we experienced increased land prices but were generally able to offset the increase through increased prices and lower construction costs.

Our land investment exposes us to significant risks, including potential impairment charges, that could negatively impact our profits if the market value of our inventory declines.

We must anticipate demand for new homes several years prior to homes being sold to homeowners. There are significant risks inherent in controlling or purchasing land, especially as the demand for new homes fluctuates and land purchases become more competitive, as has recently been the case, which can increase the costs of land. There is often a significant lag time between when we acquire land for development and when we sell homes in neighborhoods we have planned, developed and constructed. The value of undeveloped land, building lots and housing inventories can fluctuate significantly as a result of changing market conditions. In addition, inventory carrying costs can be significant, and fluctuations in value can reduce profits. Economic conditions could require that we sell homes or land at a loss, or hold land in inventory longer than planned, which could significantly impact our financial condition, results of operations, cash flows and stock performance. Additionally, if conditions in the homebuilding industry decline in the future, we may be required to evaluate our inventory for potential impairment, which may result in additional valuation adjustments, which could be significant and could negatively impact our financial results and condition. We cannot make any assurances that the measures we employ to manage inventory risks and costs will be successful.

Supply shortages and risks related to the demand for skilled labor and building materials could increase costs and delay deliveries.

The residential construction industry experiences labor and material shortages and risks from time to time, including: work stoppages; labor disputes; shortages in qualified subcontractors and construction personnel; lack of availability of adequate utility infrastructure and services; our need to rely on local subcontractors who may not be adequately capitalized or insured; and delays in availability, or fluctuations in prices, of building materials. These labor and material shortages and risks can be more severe during periods of strong demand for housing or during periods when the markets in which we operate experience natural disasters that have a significant impact on existing residential and commercial structures. Any of these circumstances could delay the start or completion of our communities, increase the cost of developing one or more of our communities and increase the construction cost of our homes. To the extent that market conditions prevent the recovery of increased costs, including, among other things, subcontracted labor, developed lots, building materials, and other resources, through higher sales prices, our gross margins from home sales and results of operations could be adversely affected.

Due to the strong housing demand, we have experienced periodic disruptions in our supply chain, including the availability of skilled labor and the timely availability of certain finishing products such as cabinets and appliances, which have lengthened the production cycles in certain markets. In 2020 and in the first half of 2021, we were able to manage these disruptions, but we cannot predict whether any widespread supply chain disruptions will occur in the future or the extent to which any such disruptions will affect our business.

Increased costs of lumber, framing, concrete, steel and other building materials increase our construction costs. Although the cost of lumber increased during 2020, we were able to minimize the effect of the cost increases by increasing prices and implementing other cost saving changes. Any future increased costs would put downward pressures on our gross margin if we are unable to continue to increase prices or manage through other cost saving changes. However, we are generally unable to pass on increases in construction costs to customers who have already entered into sales contracts, as those sales contracts generally fix the price of the homes at the time the contracts are signed, which may occur before construction begins.

We depend on the continued availability of and satisfactory performance of subcontracted labor for the construction of our homes and to provide related materials. As noted above, we have experienced, and may continue to experience, skilled labor and material shortages in certain of our markets as supply adjusts to demand. The cost of labor may also be adversely affected by shortages of qualified subcontractors and construction personnel, changes in laws and regulations relating to union activity and changes in immigration laws and trends in labor migration. We cannot provide any assurance that there will be a sufficient supply of materials or a sufficient supply of, or satisfactory performance by, these unaffiliated third-party subcontractors, which could have a material adverse effect on our business.

Tax law changes could make home ownership more expensive and/or less attractive.

If the federal government or a state government changes its income tax laws by eliminating or substantially reducing the income tax benefits associated with homeownership, such as personal tax deductions for mortgage loan interest and real estate taxes, the after-tax cost of owning a home could measurably increase. Any such increases, in addition to increases in personal income tax rates, could adversely impact demand for and/or selling prices of new homes, including our homes, and the effect on our consolidated financial statements could be adverse and material.

We may not be able to offset the impact of inflation through price increases.

Inflation can have a long-term adverse impact on us because if the costs of land, materials and labor increase, we would need to increase the sale prices of our homes to maintain satisfactory margins. In a highly inflationary environment, we may not be able to raise home prices enough to keep pace with the increased costs of land and house construction, which could reduce our profit margins. In addition, significant inflation is often accompanied by higher interest rates, which have a negative impact on demand for our homes, and would likely also increase our cost of capital.

Our limited geographic diversification could adversely affect us if the demand for new homes in our markets declines.

We have operations in Ohio, Indiana, Illinois, Michigan, Minnesota, North Carolina, Florida and Texas. Our limited geographic diversification could adversely impact us if the demand for new homes or the level of homebuilding activity in our current markets declines, since there may not be a balancing opportunity in a stronger market in other geographic regions.

Changes in energy prices may have an adverse effect on the economies in certain markets we operate in and our cost of building homes.

The economies of some of the markets in which we operate are impacted by the health of the energy industry. To the extent that energy prices decline, the economies of certain of our markets may be negatively impacted which could have a material adverse effect on our business. Furthermore, the pricing offered by our suppliers and subcontractors can be adversely affected by increases in various energy costs resulting in a negative impact on our financial condition, results of operations and cash flows.

We may write-off intangible assets, such as goodwill.

We recorded goodwill in connection with our acquisition of the assets and operations of Pinnacle Homes. On an ongoing basis, we will evaluate whether facts and circumstances indicate any impairment of the value of intangible assets. As circumstances change, we cannot provide any assurance that we will realize the value of these intangible assets. If we determine that a significant impairment has occurred, we will be required to write-off the impaired portion of intangible assets, which could have a material adverse effect on our results of operations in the period in which the write-off occurs.

Mortgage investors could seek to have us buy back loans or compensate them for losses incurred on mortgages we have sold based on claims that we breached our limited representations or warranties.

M/I Financial originates mortgages, primarily for our homebuilding customers. A portion of the mortgage loans originated are sold on a servicing released, non-recourse basis, although M/I Financial remains liable for certain limited representations and warranties, such as fraud, and warranties related to loan sales. Accordingly, mortgage investors have in the past and could in the future seek to have us buy back loans or compensate them for losses incurred on mortgages we have sold based on claims that we breached our limited representations or warranties. There can be no assurance that we will not have significant liabilities in respect of such claims in the future, which could exceed our reserves, or that the impact of such claims on our results of operations will not be material.

Homebuilding is subject to construction defect, product liability and warranty claims that can be significant and costly.

As a homebuilder, we are subject to construction defect, product liability and warranty claims in the ordinary course of business. These claims are common in the homebuilding industry and can be significant and costly. We and many of our subcontractors have general liability, property, workers compensation and other business insurance. This insurance is intended to protect us against a portion of our risk of loss from claims, subject to certain self-insured retentions, deductibles and other coverage limits. The availability of insurance for construction defects, and the scope of the coverage, are currently limited and the policies that can be obtained are costly and often include exclusions. There can be no assurance that coverage will not be further restricted or become more costly. Also, at times we have waived certain provisions of our customary subcontractor insurance requirements, which increases our and our insurers’ exposure to claims and increases the possibility that our insurance will not cover all the costs we incur.

We record warranty and other reserves for the homes we sell based on a number of factors, including historical experience in our markets, insurance and actuarial assumptions and our judgment with respect to the qualitative risks associated with the types of homes we build. Because of the high degree of judgment required in determining these liability reserves, our actual future liability could differ significantly from our reserves. Given the inherent uncertainties, we cannot provide assurance that our insurance coverage, our subcontractor arrangements and our reserves will be adequate to address all of our construction defect, product liability and warranty claims. If the costs to resolve these claims exceed our estimates, our results of operations, financial condition and cash flows could be adversely affected.

We have received claims related to stucco installation from homeowners in certain of our communities in our Tampa and Orlando, Florida markets and have been named as a defendant in legal proceedings initiated by certain of such homeowners. While we have estimated our overall future stucco repair costs, our review of the stucco-related issues in our Florida communities is ongoing. Our estimate of our overall stucco repair costs is based on our judgment, various assumptions and internal data. Given the inherent uncertainties, we cannot provide assurance that the final costs to resolve these claims will not exceed our accrual and adversely affect our results of operations, financial condition and cash flows. Please refer to Note 1 and Note 8 of the Company’s Consolidated Financial Statements included in our 2020 Form 10-K and Note 6 to the Company’s Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021 for further information regarding these stucco claims and our warranty reserves.

Our subcontractors can expose us to warranty and other risks.

We rely on subcontractors to construct our homes, and in many cases, to select and obtain building materials. Despite our detailed specifications and quality control procedures, in some cases, it may be determined that subcontractors used improper construction processes or defective materials in the construction of our homes. Although our subcontractors have principal responsibility for defects in the work they do, we have ultimate responsibility to the homebuyers. When we identify these defects, we repair them in accordance with our warranty obligations. Improper construction processes and defective products widely used in the homebuilding industry can result in the need to perform extensive repairs to large numbers of homes. The cost of complying with our warranty obligations may be significant if we are unable to recover the cost of repairs from subcontractors, materials suppliers and insurers.

We also can suffer damage to our reputation, and may be exposed to possible liability, if subcontractors fail to comply with applicable laws, including laws involving things that are not within our control. When we learn about potentially improper practices by subcontractors, we try to cause the subcontractors to discontinue them. However, we may not always be able to cause our subcontractors to discontinue potentially improper practices, and even when we can, we may not be able to avoid claims against us for personal injury, property damage or other losses relating to prior actions of our subcontractors.

In the ordinary course of business, we are required to obtain performance bonds from surety companies, the unavailability of which could adversely affect our results of operations and/or cash flows.

As is customary in the homebuilding industry, we are often required to provide surety bonds to secure our performance under construction contracts, development agreements and other arrangements. Our ability to obtain surety bonds primarily depends upon our credit rating, capitalization, working capital, past performance, management expertise and certain external factors, including the overall capacity of the surety market and the underwriting practices of surety bond issuers. The ability to obtain surety bonds also can be impacted by the willingness of insurance companies and sureties to issue performance bonds. If we cannot obtain surety bonds when required, our results of operations and/or cash flows could be adversely impacted.

The M/I Financial warehouse facilities will expire in 2021 and 2022.

M/I Financial uses two mortgage warehouse facilities to finance eligible residential mortgage loans originated by M/I Financial, the MIF Mortgage Repurchase Facility and the MIF Mortgage Warehousing Agreement. These facilities will expire on October 25, 2021 and May 27, 2022, respectively. If we are unable to renew or replace the warehousing facilities when they mature, the activities of our financial services segment could be impeded and our home sales and our homebuilding and financial services results of operations may be adversely affected.

We have financial needs that we meet through the capital markets, including the debt and secondary mortgage markets, and disruptions in these markets could have an adverse impact on our results of operations, financial position and/or cash flows.

We have financial needs that we meet through the capital markets, including the debt and secondary mortgage markets. Our requirements for additional capital, whether to finance operations or to service or refinance our existing indebtedness, fluctuate as market conditions and our financial performance and operations change. We cannot provide assurances that we will maintain cash reserves and generate cash flow from operations in an amount sufficient to enable us to service our debt or to fund other liquidity needs.

The availability of additional capital, whether from private capital sources or the public capital markets, fluctuates as our financial condition and general market conditions change. There may be times when the private capital markets and the public debt or equity markets lack sufficient liquidity or when our securities cannot be sold at attractive prices, in which case we would not be able to access capital from these sources. In addition, a weakening of our financial condition or deterioration in our credit ratings could adversely affect our ability to obtain necessary funds. Even if financing is available, it could be costly or have other adverse consequences.

There are a limited number of third-party purchasers of mortgage loans originated by our financial services operations. The exit of third-party purchasers of mortgage loans from the business, reduced investor demand for mortgage loans and mortgage-backed securities in the secondary mortgage markets and increased investor yield requirements for those loans and securities may have an adverse impact on our results of operations, financial position and/or cash flows.

If our ability to resell mortgages to investors is impaired, we may be required to broker loans.

M/I Financial sells a portion of the loans originated on a servicing released, non-recourse basis, although M/I Financial remains liable for certain limited representations and warranties related to loan sales and for repurchase obligations in certain limited circumstances. If M/I Financial is unable to sell loans to viable purchasers in the marketplace, our ability to originate and sell mortgage loans at competitive prices could be limited which would negatively affect our operations and our profitability. Additionally, if the secondary mortgage market declines significantly, our ability to sell mortgages could be adversely impacted and we would be required to make arrangements with banks or other financial institutions to fund our buyers’ closings. If we became unable to sell loans into the secondary mortgage market or directly to Fannie Mae and Freddie Mac or issue Government National Mortgage Association (Ginnie Mae) securities, we would have to modify our origination model, which, among other things, could significantly reduce our ability to sell homes.

Regulatory and Legal Risks

We can be injured by failures of persons who act on our behalf to comply with applicable regulations and guidelines.

There are instances in which subcontractors or others through whom we do business engage in practices that do not comply with applicable regulations or guidelines. When we become aware of practices relating to homes we build or financing we provide that do not comply with applicable laws, rules or regulations, we actively move to stop the non-complying practices as soon as possible. However, regardless of the steps we take after we become aware of practices that do not comply with applicable laws, rules or regulations, we can in some instances be subject to fines or other governmental penalties, and our reputation can be injured, due to the practices having taken place.

We could be adversely affected by efforts to impose joint employer liability on us for labor law violations committed by our subcontractors.

Our homes are constructed by employees of subcontractors and other parties. We have limited ability to control what these parties pay their employees or the rules they impose on their employees. However, various governmental agencies may seek to hold parties like us responsible for violations of wage and hour laws and other labor laws by subcontractors. The National Labor Relations Board (“NLRB”) has revised its joint employer standard a number of times over the last few years and may do so again in future periods. Future rulings by the NLRB or other courts or governmental agencies could make us responsible for labor violations committed by our subcontractors. Governmental rulings that hold us responsible for labor practices by our subcontractors could create substantial exposures for us under our subcontractor relationships.

We are subject to extensive government regulations, which could restrict our business and cause us to incur significant expense.

The homebuilding industry is subject to numerous local, state, and federal statutes, ordinances, rules, and regulations concerning building, zoning, sales, consumer protection, the environment, and similar matters. This regulation affects construction activities as well as sales activities, mortgage lending activities, land availability and other dealings with homebuyers. These statutes, ordinances, rules, and regulations, and any failure to comply therewith, could give rise to additional liabilities or expenditures and have an adverse effect on our results of operations, financial condition or business.

We must also obtain licenses, permits and approvals from various governmental authorities in connection with our development activities, and these governmental authorities often have broad discretion in exercising their approval authority. Municipalities may also restrict or place moratoriums on the availability of utilities, such as water and sewer taps. In some areas, municipalities may enact growth control initiatives, which restrict the number of building permits available in a given year. In addition, we may be required to apply for additional approvals or modify our existing approvals because of changes in local circumstances or applicable law. If municipalities in which we operate take actions like these, it could have an adverse effect on our business by causing delays, increasing our costs, or limiting our ability to operate in those municipalities.

We incur substantial costs related to compliance with legal and regulatory requirements. Any increase in legal and regulatory requirements may cause us to incur substantial additional costs or, in some cases, cause us to determine that certain property is not feasible for development.

Government restrictions, standards, or regulations intended to reduce greenhouse gas emissions or potential climate change impacts are likely to result in restrictions on land development in certain areas and may increase energy, transportation, or raw material costs, which could reduce our gross margins and adversely affect our business.

Our results of operations, financial condition and cash flows could be adversely affected if pending or future legal claims against us are not resolved in our favor.

In addition to the legal proceedings related to stucco discussed above, the Company and certain of its subsidiaries have been named as defendants in certain other legal proceedings which are incidental to our business. While management currently believes that the ultimate resolution of these other legal proceedings, individually and in the aggregate, will not have a material adverse effect on the Company’s results of operations, financial condition or cash flows, such legal proceedings are subject to inherent uncertainties. The Company has recorded a liability to provide for the anticipated costs, including legal defense costs, associated with the resolution of these other legal proceedings. However, the costs to resolve these legal proceedings ultimately may exceed the recorded estimates and, therefore, have a material adverse effect on the Company’s results of operations, financial condition, and cash flows.

Similarly, if additional legal proceedings are filed against us in the future, including with respect to stucco installation in our Florida communities, the negative outcome of one or more of such legal proceedings could have a material adverse effect on our results of operations, financial condition and cash flows.

General Risk Factors

Because of the seasonal nature of our business, our quarterly operating results can fluctuate.

We have historically experienced noticeable seasonality and quarter-to-quarter variability in homebuilding activity levels. In general, the number of homes delivered and associated home sales revenue have increased during the third and fourth quarters, compared with the first and second quarters. We believe that this type of seasonality reflects the historical tendency of homebuyers to purchase new homes in the spring and summer with deliveries scheduled in the fall or winter, as well as the scheduling of construction to accommodate seasonal weather conditions in certain markets. There can be no assurance that this seasonality pattern will continue to exist in future reporting periods. In addition, as a result of such variability, our historical performance may not be a meaningful indicator of future results.

Damage to our corporate reputation or brand from negative publicity could adversely affect our business, financial results and/or stock price.

Adverse publicity related to our company, industry, personnel, operations or business performance may cause damage to our corporate reputation or brand and may generate negative sentiment, potentially affecting the performance of our business or our stock price, regardless of its accuracy. Negative publicity can be disseminated rapidly through digital platforms, including social media, websites, blogs and newsletters. Customers and other interested parties value readily available information and often act on such information without further investigation and without regard to its accuracy. The harm may be immediate without affording us an opportunity for redress or correction, and our success in preserving our brand image depends on our ability to recognize, respond to and effectively manage negative publicity in a rapidly changing environment. Adverse publicity or unfavorable commentary from any source could damage our reputation, reduce the demand for our homes or negatively impact the morale and performance of our employees, which could adversely affect our business.

Natural disasters and severe weather conditions could delay deliveries, increase costs and decrease demand for homes in affected areas.

Several of our markets, specifically our operations in Florida, North Carolina and Texas, are situated in geographical areas that are regularly impacted by severe storms, including hurricanes, flooding and tornadoes. In addition, our operations in the Northern Region can be impacted by severe storms, including tornadoes. The occurrence of these or other natural disasters can cause delays in the completion of, or increase the cost of, developing one or more of our communities, and as a result could materially and adversely impact our results of operations.

Information technology failures and data security breaches could harm our business.

We use information technology, digital communications and other computer resources to carry out important operational and marketing activities and to maintain our business records. We have implemented systems and processes intended to address ongoing and evolving cyber-security risks, secure our information technology, applications and computer systems, and prevent unauthorized access to or loss of sensitive, confidential and personal data. We also provide regular personnel awareness training regarding potential cyber-security threats, including the use of internal tips, reminders and phishing assessments, to help ensure employees remain diligent in identifying potential risks. In addition, we have deployed monitoring capabilities to support early detection, internal and external escalation, and effective responses to potential anomalies. Many of our information technology and other computer resources are provided to us and/or maintained on our behalf by third-party service providers pursuant to agreements that specify to varying degrees certain security and service level standards. We also rely upon our third-party service providers to maintain effective cyber-security measures to keep our information secure and to carry cyber insurance. Although we and our service providers employ what we believe are adequate security, disaster recovery and other preventative and corrective measures, our security measures, taken as a whole, may not be sufficient for all possible situations and may be vulnerable to, among other things, hacking, employee error, system error and faulty password management.

Our ability to conduct our business may be impaired if these informational technology and computer resources, including our website, are compromised, degraded, or damaged or if they fail, whether due to a virus or other harmful circumstance, intentional penetration or disruption of our information technology resources by a third party, natural disaster, hardware or software corruption or failure or error (including a failure of security controls incorporated into or applied to such hardware or software), telecommunications system failure, service provider error or failure or intentional or unintentional personnel actions (including the failure to follow our security protocols), or lost connectivity to our networked resources. A significant disruption in the functioning of these resources, or breach thereof, including our website, could damage our reputation and cause us to lose customers, sales and revenue.

In addition, breaches of our information technology systems or data security systems, including cyber-attacks, could result in the unintended and/or unauthorized public disclosure or the misappropriation of proprietary, personal identifying and confidential information (including information we collect and retain in connection with our business about our homebuyers, business partners and employees), and require us to incur significant expense (that we may not be able to recover in whole or in part from our service providers or responsible parties, or their or our insurers) to address and remediate or otherwise resolve. The unintended and/or unauthorized public disclosure or the misappropriation of proprietary, personal identifying or confidential information may also lead to litigation or other proceedings against us by affected individuals and/or business partners and/or by regulators, and the outcome of such proceedings, which could include losses, penalties, fines, injunctions, expenses and charges recorded against our earnings, could have a material and adverse effect on our financial position, results of operations and cash flows and harm our reputation. In addition, the costs of maintaining adequate protection against such threats, based on considerations of their evolution, increasing sophistication, pervasiveness and frequency and/or increasingly demanding government-mandated standards or obligations regarding information security and privacy, could be material to our consolidated financial statements in a particular period or over various periods.

We depend on the services of certain key employees, and the loss of their services could hurt our business.

Our success depends, in part, on our ability to attract, train and retain skilled personnel. If we are unable to retain our key employees or attract, train and retain other skilled personnel in the future, our operations could be materially and adversely impacted and we may incur additional expenses to identify and train new personnel.

Risks Related to the COVID-19 Pandemic and Other External Factors

Our business could be materially and adversely disrupted by COVID-19 or another epidemic, pandemic or similar public health issue, or fear of such an event, and the measures that international, federal, state and local public health and governmental authorities implement to address it.

An epidemic, pandemic or similar public health issue, or fear of such an event, and the measures undertaken by governmental authorities to address it, could significantly disrupt or prevent us from operating our business in the ordinary course for an extended period, and thereby, and/or along with any associated economic and/or social instability or distress, have a material adverse effect on our business, results of operations, financial condition and/or cash flows.

On March 11, 2020, the World Health Organization characterized the outbreak of COVID-19 as a global pandemic and recommended containment and mitigation measures. On March 13, 2020, the United States declared a national emergency, and several states and municipalities have declared public health emergencies. Numerous international, federal, state and local public health and governmental authorities have taken extraordinary and wide-ranging actions to contain and combat the outbreak and spread of COVID-19, including quarantines, “stay-at-home” orders, social distancing guidelines and similar mandates for many individuals to substantially restrict daily activities and for many businesses to curtail or cease normal operations.

In response, we have undertaken a number of actions to help ensure the health and safety of our employees, customers, and building partners and comply with health and safety standards required by governmental authorities. While necessary and appropriate, these actions, together with the unprecedented uncertainty resulting from the COVID-19 pandemic and related factors, impacted our ability to operate our business in the ordinary course consistent with past practices and caused our sales pace to significantly decline, our cancellation rate to significantly increase and our home construction and deliveries in certain of our markets to be delayed commencing in the latter half of March 2020 and continuing through April 2020. Conditions started to improve in May 2020 as state and local governments began to ease public health restrictions and we gradually resumed many of our normal operations and our sales and closings have rebounded significantly since May 2020. However, the potential magnitude and duration of the business and economic impacts from the unprecedented public health effort to contain and combat the spread of COVID-19 are uncertain, and we can provide no assurance that the positive trends we have experienced since May 2020 will continue. In addition, we can provide no assurance that the COVID-19 public health effort will not be intensified to such an extent that we will not be able to conduct any business operations in certain of our markets or at all for an indefinite period, particularly in response to any resurgence in COVID-19 cases, whether due to the spread of variants of the virus or otherwise.

Our business could also be negatively impacted over the medium-to-longer term if the disruptions related to COVID-19 decrease consumer confidence generally or with respect to purchasing a home, cause civil unrest, and/or precipitate a prolonged economic downturn, rise in unemployment and/or tempering of wage growth, any of which could lower demand for our homes and/or impair our ability to sell and build homes in a typical manner or at all, generate revenues and cash flows, and/or access the capital or lending markets (or significantly increase the costs of doing so), as may be necessary to sustain our business; increase the costs or decrease the supply of building materials or the availability of labor and subcontractors; and/or result in us recognizing material charges in future periods for inventory impairments or land option contract abandonments, or both. The unprecedented uncertainty surrounding COVID-19, due, in part, to rapidly changing governmental directives, public health challenges and progress, macroeconomic consequences and market reactions thereto also makes it more challenging for us to estimate the future performance of our business and develop strategies to generate growth and achieve our objectives.

Should the adverse impacts described above (or others that are currently unknown) occur, whether individually or collectively, we could experience, among other things, increases in our cancellation rate and decreases in our new contracts, homes delivered, revenues and profitability, as we experienced in the first several weeks of our second quarter of 2020. Such impacts could be material to our business, results of operations, financial condition and cash flows in 2021 and subsequent reporting periods. We could also be forced to reduce our average selling prices to generate demand or in response to actions taken by our competitors. In addition, should the COVID-19 public health effort intensify to such an extent that we cannot operate in most or all of our markets, we could generate few or no new contracts and deliver few, if any, homes during the applicable period, which could be prolonged. Also, if there are prolonged government restrictions on our business and customers and/or an extended economic recession, we could be unable to produce revenues and cash flows sufficient to conduct our business, comply with the covenants and other requirements under our Credit Facility, indentures governing our senior notes, mortgage financing arrangements, land contracts due to land sellers and other loans and/or service our outstanding debt. Such a circumstance could, among other things, exhaust our available liquidity and ability to access additional liquidity sources and/or trigger an acceleration to pay a significant portion or all of our then-outstanding indebtedness, which we may be unable to do.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes, we will receive an equal principal amount of the original notes. We will cancel all of the original notes that are tendered and accepted for exchange. Accordingly, no additional debt will result from the exchange offer. We have agreed to bear all expenses of the exchange offer.

We used a portion of the net proceeds from the private placement of the original notes to redeem all $250 million aggregate principal amount of our outstanding 5.625% Senior Notes due 2025 (the “2025 Senior Notes”) in accordance with the indenture governing such 2025 Senior Notes at a redemption price equal to $1,028.13 per $1,000 principal amount of the 2025 Senior Notes, plus accrued and unpaid interest on such principal amount of 2025 Senior Notes to, but not including, the date of redemption. We intend to use the balance of such net proceeds for general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated cash and restricted cash and capitalization as of June 30, 2021:

•	on an actual basis; and

•	on an as adjusted basis to give effect to (i) the issuance of the original notes and (ii) the redemption of the 2025 Senior Notes. See “Use of Proceeds.”

You should read this table in conjunction with our consolidated financial statements and the notes thereto and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2020 Form 10-K and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, which are incorporated by reference in this prospectus.

	As of June 30, 2021
	Actual	As Adjusted
	(dollars in thousands, except par values)
Cash and restricted cash(1)	$371,806	$409,576

Debt:
Homebuilding revolving credit facility(2)	$—	$—
5.625% senior notes due 2025(3)	250,000	—
4.95% senior notes due 2028	400,000	400,000
3.95% senior notes due 2030	—	300,000
Note payable—other	4,126	4,126

Total homebuilding debt	654,126	704,126
M/I Financial credit facilities(4)	167,119	167,119

Total debt	$821,245	$871,245

Shareholders’ Equity:
Common shares—$.01 par value; authorized 58,000,000 shares; 29,318,130 shares issued and outstanding	301	301
Additional paid-in capital	343,301	343,301
Retained earnings(5)	1,140,926	1,133,985
Treasury shares—at cost—819,011 common shares	(17,984)	(17,984)

Total shareholders’ equity	$1,466,544	$1,459,603

Total capitalization	$2,287,789	$2,330,848

(1)	At June 30, 2021, cash included cash held in escrow of less than $0.5 million.
(2)

The Credit Facility has an aggregate commitment amount of up to $550 million, including a sublimit of $150 million for letters of credit, and a maturity date of July 18, 2025. As of June 30, 2021, there were no borrowings outstanding and $81.1 million of letters of credit outstanding under the Credit Facility, and the full remaining amount of $468.9 million in borrowing availability under the Credit Facility could have been borrowed, based on the borrowing base calculation of $1,139.1 million.

(3)

The as adjusted amount reflects the redemption of all of our outstanding 2025 Senior Notes in accordance with the indenture governing the 2025 Senior Notes at a redemption price of $1,028.13 per $1,000 principal amount of 2025 Senior Notes, plus accrued and unpaid interest on such principal amount of 2025 Senior Notes to, but not including, the date of redemption, for an aggregate redemption price of $257.9 million.

(4)

The MIF Mortgage Warehousing Agreement has an aggregate commitment amount of $175 million, which may be increased to $210 million during the period from September 25, 2021 to October 15, 2021 and to $235 million during the period from November 15, 2021 to February 4, 2022, and an expiration date of May 27, 2022. The MIF Mortgage Repurchase Facility has an aggregate commitment amount of $90 million and an expiration date of October 25, 2021. These facilities are used by M/I Financial primarily to provide financing for the origination of mortgage loans and each of these facilities is non-recourse to M/I Homes, Inc.

(5)	The as adjusted amount reflects a pre-tax loss of $9.1 million ($6.9 million, net of tax) for the write-off of the premium and deferred financing fees related to the redeemed 2025 Senior Notes.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of our and our subsidiaries’ indebtedness.

Homebuilding Credit Facility

The following description is a summary of the material provisions of the Credit Facility. The Credit Facility is governed by a Credit Agreement (as amended, the “Credit Agreement”) among the Company, as borrower, the lenders party thereto and PNC Bank, National Association, as administrative agent for the lenders. We have not included the definitions of certain defined terms contained in the Credit Agreement, and we urge you to refer to the Credit Agreement for the definitions of capitalized terms used in the following summary. Copies of the Credit Agreement are available as set forth under the caption “Where You Can Find More Information.”

Term; Maturity

The Company entered into the Credit Agreement on July 18, 2013. The Credit Agreement was amended by a First Amendment, dated October 20, 2014, a Second Amendment, dated July 18, 2017, a Third Amendment, dated June 30, 2020, and a Fourth Amendment, dated June 10, 2021. The Credit Facility matures on July 18, 2025.

Borrowing Capacity

The Credit Facility provides revolving credit financing for the Company in the aggregate commitment amount of up to $550 million (as determined by a borrowing base). The aggregate commitment amount includes a $150 million sub-facility for letters of credit. As of June 30, 2021, the Company had no outstanding borrowings and $81.1 million of letters of credit outstanding under the Credit Facility.

Interest

Interest on amounts borrowed under the Credit Facility is payable at one-month LIBOR plus a margin of 1.75%, with all interest payable monthly. The margin is subject to adjustment based on the Company’s Leverage Ratio as measured at the end of each quarter, as described in the Credit Agreement.

Collateral

The obligations under the Credit Facility are unsecured. The Credit Agreement imposes certain restrictions on the creation of liens on the property of the Company and certain of its subsidiaries.

Borrowing Base

Availability under the Credit Facility is based on a borrowing base equal to (i) 100% of Unrestricted Cash, plus (ii) 100% of Escrow Proceeds Receivable, plus (iii) 90% of the book value of Units Under Contract, plus (iv) 80% of the book value of Speculative Units, plus (v) 80% of the book value of Model Units, plus (vi) 65% of the book value of Finished Lots, plus (vii) 65% of the book value of Lots Under Development, plus (viii) 50% of the book value of Entitled Land, less other senior indebtedness. The borrowing base is subject to additional limitations under the Credit Agreement, including certain limits on the percentage of real property consisting of homes for sale, lots under development and unimproved land that may be included in the borrowing base. As of June 30, 2021, the Company had no outstanding borrowings and $81.1 million of letters of credit outstanding under the Credit Facility, and the full remaining amount of $468.9 million in borrowing availability under the Credit Facility could have been borrowed, based on remaining availability of $1,139.1 million under the borrowing base calculation.

Guarantees

The Company’s obligations under the Credit Facility are guaranteed by all of the Company’s subsidiaries, with the exception of subsidiaries that are primarily engaged in the business of mortgage financing, title insurance or similar financial businesses relating to the homebuilding and home sales business, certain subsidiaries that are not 100%-owned by the Company or another subsidiary, and other subsidiaries designated by the Company as Unrestricted Subsidiaries, subject to limitations on the aggregate amount invested in such Unrestricted Subsidiaries.

Covenants

The Credit Agreement contains various representations, warranties and affirmative, negative and financial covenants. The covenants, as more fully described in the Credit Agreement, require, among other things, that the Company:

•

Maintain a minimum level of Consolidated Tangible Net Worth equal to or exceeding (i) $946.2 million, plus (ii) 50% of cumulative Consolidated Net Income, if positive, earned from and after April 1, 2021, plus (iii) 50% of the net proceeds of any equity offerings of the Company occurring on or after April 1, 2021, excluding proceeds used to refinance the Company’s preferred shares. As of June 30, 2021, the Company’s Consolidated Tangible Net Worth was $1,380.3 million and the minimum required Consolidated Tangible Net Worth was $993.1 million.

•	Maintain a Leverage Ratio not to exceed 60%. As of June 30, 2021, the Company’s Leverage Ratio was 20%.

•

Maintain one or more of the following: (i) a minimum Interest Coverage Ratio of 1.50 to 1.0, or (ii) Liquidity not less than Consolidated Interest Incurred for the previous twelve months ending on the last day of the fiscal quarter. As of June 30, 2021, the Company’s Interest Coverage Ratio was 14.4 to 1.0.

•

Not incur any secured indebtedness outside of the Credit Facility exceeding $50 million at any one time outstanding subject to certain exceptions, including letters of credit secured by cash, purchase money indebtedness, certain scheduled secured indebtedness, Capitalized Lease Obligations, and certain bonds related to development of land. As of June 30, 2021, the Company had no other secured indebtedness outstanding outside of the Credit Facility, excluding the exceptions listed above.

•

Not incur any liens except for liens permitted by the Credit Agreement, which permitted liens include liens on the permitted amount of secured indebtedness, liens incurred in the normal operation of the Company’s homebuilding and related business, and liens securing other debt not in excess of $25 million.

•

Not allow the number of unsold housing units and model homes to exceed, as of the end of any fiscal quarter, the greater of (i) the number of housing unit closings occurring during the period of twelve months ending on the last day of such fiscal quarter, multiplied by 35%, or (ii) the number of housing unit closings occurring during the period of six months ending on the last day of such fiscal quarter, multiplied by 70%. As of June 30, 2021, the number of unsold housing units and model homes was 467 and the maximum amount of unsold housing units and model homes allowed was 3,030.

•

Not allow the book value of unsold land inventory to exceed 125% of the sum of Consolidated Tangible Net Worth and Subordinated Debt, less Subordinated Debt due within one year. As of June 30, 2021, the Company’s land inventory value was $782.5 million and the maximum book value of unsold land inventory allowed was $1,725.3 million.

•

Not make or commit to make any Investments except for Investments permitted by the Credit Agreement, which permitted Investments include (i) Investments made in the normal operation of the Company’s homebuilding and related business, (ii) Investments in cash and equivalents, (iii) Investments in Joint Ventures and Unrestricted Subsidiaries up to a maximum of 30% of Consolidated Tangible Net Worth and (iv) other permitted Investments as described in the Credit Agreement. As of June 30, 2021, the amount of Investments in Joint Ventures and Unrestricted Subsidiaries was $0.6 million and the maximum amount of Investments in Joint Ventures and Unrestricted Subsidiaries allowed was $414.1 million.

As of June 30, 2021, the Company was in compliance with all covenants under the Credit Agreement.

Events of Default

The Credit Agreement contains customary events of default, including:

•	nonpayment of principal, interest and fees;

•	defaults in the performance of covenants;

•	inaccuracy of representations and warranties;

•	material defaults on other agreements; and

•	bankruptcy and other insolvency events.

In the event of a default under the Credit Agreement, the lenders may terminate their commitments under the Credit Agreement and declare the amounts outstanding, including all accrued and unpaid interest and fees, payable immediately.

M/I Financial Mortgage Warehousing Facility

The following description is a summary of the material provisions of the MIF Mortgage Warehousing Agreement. We have not included the definitions of certain defined terms contained in the MIF Mortgage Warehousing Agreement, and we urge you to refer to the MIF Mortgage Warehousing Agreement for the definitions of capitalized terms used in the following summary. Copies of the MIF Mortgage Warehousing Agreement are available as set forth under the caption “Where You Can Find More Information.”

Term; Maturity

M/I Financial entered into the MIF Mortgage Warehousing Agreement on June 24, 2016, as amended by a First Amendment dated June 23, 2017, a Second Amendment dated June 22, 2018, a Third Amendment dated June 21, 2019, a Fourth Amendment dated May 29, 2020, and a Fifth Amendment dated May 28, 2021. The MIF Mortgage Warehousing Agreement expires on May 27, 2022 and is used to finance eligible residential mortgage loans originated by M/I Financial.

Borrowing Capacity

The MIF Mortgage Warehousing Agreement provides M/I Financial with maximum borrowing availability of $175 million, with increases of the maximum borrowing availability to $210 million from September 25 to October 15 of each year and to $235 million from November 15 of each year to February 4 of the next year, which are periods of expected increases in the volume of mortgage originations.

Interest

M/I Financial pays interest on each advance under the MIF Mortgage Warehousing Agreement at a per annum rate equal to the floating LIBOR (subject to a floor of 0.5%) rate plus 190 basis points.

Collateral

The MIF Mortgage Warehousing Agreement is secured by certain mortgage loans originated by M/I Financial and that are being “warehoused” prior to their sale to investors. The MIF Mortgage Warehousing Agreement provides for limits with respect to certain loan types that can secure outstanding borrowings. There are currently no guarantors of the MIF Mortgage Warehousing Agreement, although M/I Financial may, at its election, designate from time to time any one or more of its subsidiaries as guarantors.

Covenants

M/I Financial must comply with certain representations, warranties and covenants set forth in the MIF Mortgage Warehousing Agreement. The covenants, as more fully described in the MIF Mortgage Warehousing Agreement, require, among other things, that M/I Financial:

•	Maintain Tangible Net Worth of at least $15 million. As of June 30, 2021, M/I Financial’s Tangible Net Worth was $40.8 million.

•

Maintain liquidity (unencumbered cash and cash equivalents plus availability under the MIF Mortgage Warehousing Agreement and up to $1.5 million of availability under other warehouse lines) of at least $7 million. As of June 30, 2021, M/I Financial’s liquidity was $38.3 million.

•	Maintain a leverage ratio (Debt to Tangible Net Worth) of not more than 10.0 to 1.0. As of June 30, 2021, M/I Financial’s leverage ratio was 4.9 to 1.0.

•

Maintain, as of the end of each calendar month, for the 12 months then ending, positive Adjusted Net Income. As of June 30, 2021, M/I Financial’s Adjusted Net Income for the 12 months then ending was $46.3 million.

As of June 30, 2021, M/I Financial had $133.6 million outstanding under the MIF Mortgage Warehousing Agreement and was in compliance with all covenants under the MIF Mortgage Warehousing Agreement.

Events of Default

The MIF Mortgage Warehousing Agreement contains customary events of default, including:

•	the failure to pay obligations under the MIF Mortgage Warehousing Agreement when due (subject to customary grace periods);

•	the failure to meet financial covenants and other covenants (subject to customary grace periods) and breaches of representations and warranties;

•	defaults under any other material indebtedness or hedging obligations of M/I Financial;

•	failure to satisfy any judgment in excess of $200,000 that is not bonded pending appeal;

•	a change of control; and

•	bankruptcy and other insolvency events.

In the event of a default under the MIF Mortgage Warehousing Agreement, the lenders may terminate their commitments under the MIF Mortgage Warehousing Agreement and declare the amounts outstanding, including all accrued and unpaid interest and fees, payable immediately.

M/I Financial Mortgage Repurchase Facility

The following description is a summary of the material provisions of the MIF Mortgage Repurchase Facility. We have not included the definitions of certain defined terms contained in the MIF Mortgage Repurchase Facility, and we urge you to refer to the MIF Mortgage Repurchase Facility for the definitions of capitalized terms used in the following summary. Copies of the MIF Mortgage Repurchase Facility are available as set forth under the caption “Where You Can Find More Information.”

Term; Maturity

M/I Financial entered into the MIF Mortgage Repurchase Facility with Sterling National Bank, as buyer, on October 30, 2017, as amended by Amendment No. 1 dated as of October 29, 2018, Amendment No. 2 dated as of October 28, 2019 and Amendment No. 3 dated as of October 26, 2020. The MIF Mortgage Repurchase Facility expires on October 25, 2021 and is used to finance eligible residential mortgage loans originated by M/I Financial until the loans are delivered to third party buyers.

Capacity

The Maximum Purchase Price (i.e., the maximum amount of credit available) under the MIF Mortgage Repurchase Facility is $90 million at any time.

Interest

M/I Financial pays interest on each Transaction under the MIF Mortgage Repurchase Facility at a per annum rate equal to (i) the floating LIBOR rate (subject to a floor of 1.0%) plus 175 basis points with respect to Transactions the subject of which are Conforming Mortgage Loans, Agency High Balance Mortgage Loans, Jumbo Mortgage Loans and Exception Mortgage Loans and (ii) the floating LIBOR rate (subject to a floor of 1.0%) plus 200 basis points with respect to Transactions the subject of which are Aged Mortgage Loans.

Repurchase Obligations/Collateral

Under the MIF Mortgage Repurchase Facility, M/I Financial is required to repurchase Purchased Mortgage Loans at certain times set forth therein unless such Purchased Mortgage Loans are sold to third party buyers prior to the applicable Repurchase Date. Although the parties intend that all Transactions under the MIF Mortgage Repurchase Facility be sales and purchases and not loans, in the event that any Transactions are deemed to be loans, such loans would be secured by certain mortgage loans that have been originated by M/I Financial until the loans are delivered to third party buyers. There are currently no guarantors of the MIF Mortgage Repurchase Facility.

Covenants

M/I Financial must comply with certain representations, warranties and covenants set forth in the MIF Mortgage Repurchase Facility. The covenants, as more fully described in the MIF Mortgage Repurchase Facility, require, among other things, that M/I Financial:

•	Maintain Tangible Net Worth plus Subordinated Debt of at least $12.5 million. As of June 30, 2021, M/I Financial’s Tangible Net Worth was $46.8 million.

•

Maintain liquidity (unencumbered cash and cash equivalents plus availability under the MIF Mortgage Repurchase Facility and other warehouse lines) of at least $6.25 million. As of June 30, 2021, M/I Financial’s liquidity was $39.0 million.

•	Maintain a leverage ratio (Indebtedness less Subordinated Debt to Tangible Net Worth) of not more than 10.0 to 1.0. As of June 30, 2021, M/I Financial’s leverage ratio was 4.22 to 1.0.

•

Maintain, as of the end of each calendar month, for the six months then ending, positive Net Income. As of June 30, 2021, M/I Financial’s Adjusted Net Income for the six months then ending was $33.9 million.

As of June 30, 2021, M/I Financial had $33.6 million outstanding under the MIF Mortgage Repurchase Facility and was in compliance with all covenants under the MIF Mortgage Repurchase Facility.

Events of Default

The MIF Mortgage Repurchase Facility contains customary events of default, which are substantially similar to the events of default in the MIF Mortgage Warehousing Agreement.

In the event of a default under the MIF Mortgage Repurchase Facility, the buyer may terminate its commitments under the MIF Mortgage Repurchase Facility and, at the buyer’s option, may require that all Purchased Mortgage Loans be immediately repurchased by M/I Financial.

2028 Senior Notes

The following description is a summary of the material terms of the 2028 Senior Notes. The 2028 Senior Notes were issued pursuant to an Indenture, dated January 22, 2020, by and among the Company, the subsidiary guarantors and U.S. Bank National Association, as trustee. We have not included the definitions of certain defined terms contained in the indenture governing the 2028 Senior Notes, and we urge you to refer to the indenture governing the 2028 Senior Notes for the definitions of capitalized terms used in the following summary. Copies of the indenture governing the 2028 Senior Notes are available as set forth under the caption “Where You Can Find More Information.”

In January 2020, the Company issued $400 million aggregate principal amount of 2028 Senior Notes. The 2028 Senior Notes mature on February 1, 2028. The 2028 Senior Notes bear interest at the rate of 4.95% per annum (payable semi-annually in arrears on February 1 and August 1 of each year).

The 2028 Senior Notes are fully and unconditionally guaranteed jointly and severally by all of our subsidiaries, with the exception of subsidiaries that are primarily engaged in the business of mortgage financing, title insurance or similar financial businesses relating to the homebuilding and home sales business, certain subsidiaries that are not 100%-owned by the Company or another subsidiary, and other subsidiaries designated by the Company as Unrestricted Subsidiaries in accordance with the terms of the indenture. The 2028 Senior Notes and the related guarantees are general, unsecured senior obligations of the Company and the subsidiary guarantors and rank equally in right of payment with all our existing and future unsecured senior indebtedness.

The Company must comply with certain covenants set forth in the indenture governing the 2028 Senior Notes. The covenants, as more fully described and defined in the indenture, limit the ability of the Company and the restricted subsidiaries to, among other things:

•

incur additional Indebtedness unless, after giving effect to such additional Indebtedness, either (i) the Consolidated Fixed Charge Coverage Ratio would be at least 2.0 to 1.0 or (ii) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth would be less than 3.0 to 1.0; provided, however, this limitation does not generally apply to certain types of Indebtedness, including Indebtedness under Credit Facilities not to exceed the greater of $750 million and 30% of Consolidated Tangible Net Assets, purchase money Indebtedness, non-recourse Indebtedness, and other Indebtedness of up to the greater of $100 million and 5% of Consolidated Tangible Net Assets;

•	make certain payments, including dividends, or repurchase any shares, in an aggregate amount exceeding our “restricted payments basket” (as described in the indenture);

•

make Investments in other entities in the form of capital contributions or loans or purchases of securities, in an amount exceeding our restricted payments basket except for certain Permitted Investments, which include, among other things, (i) Investments in Subsidiaries or Joint Ventures that are not Guarantors under the indenture, in an aggregate amount subsequent to the Issue Date (net of any such Investment amounts re-distributed) not to exceed 15% of Consolidated Tangible Assets at any one time outstanding and (ii) other Investments in an aggregate amount not to exceed the greater of $100 million and 5% of Consolidated Tangible Net Assets at any one time outstanding; and

•

create or incur certain liens (other than Permitted Liens which include liens securing certain indebtedness in an amount not to exceed 20% of Consolidated Tangible Assets), consolidate or merge with or into other companies or liquidate or sell or transfer or otherwise dispose of all or substantially all of our assets.

These covenants are subject to a number of exceptions and qualifications as described in the indenture governing our 2028 Senior Notes. As of June 30, 2021, the Company was in compliance with all terms, conditions, and financial covenants under the indenture.

The indenture governing the 2028 Senior Notes contains customary events of default, including, without limitation:

•	failure to pay principal on the 2028 Senior Notes when due;

•	failure to pay interest on the 2028 Senior Notes for 30 days after becoming due;

•

failure to comply with agreements or covenants contained in the indenture governing the 2028 Senior Notes regarding limitations on indebtedness, restricted payments, asset sales and consolidation and mergers and regarding change of control offers and such failure continues for 60 days;

•

failure to comply with certain other agreements or covenants contained in the indenture governing the 2028 Senior Notes for a period of 60 days after written notice from the trustee or the holders of 25% of the aggregate principal amount of 2028 Senior Notes then outstanding;

•	acceleration of $25 million or more of certain other indebtedness;

•	certain judgments in excess of $25 million that have not been satisfied, stayed, annulled or rescinded within 60 days of being entered; and

•	certain bankruptcy events.

If an event of default occurs under the indenture governing the 2028 Senior Notes, the trustee or the holders of at least 25% in aggregate principal amount of the 2028 Senior Notes then outstanding may declare all amounts owing under the 2028 Senior Notes to be immediately due and payable, and the trustee may pursue any available remedy to collect payment on the 2028 Senior Notes or to enforce the performance of any provision of the 2028 Senior Notes or the indenture governing the 2028 Senior Notes.

Redemption of 2025 Senior Notes

On August 24, 2021, we used a portion of the net proceeds from the offering of the original notes to redeem all of our outstanding 2025 Senior Notes in accordance with the indenture governing the 2025 Senior Notes at a redemption price of $1,028.13 per $1,000 principal amount of 2025 Senior Notes, plus accrued and unpaid interest on such principal amount of 2025 Senior Notes to, but not including, the date of redemption. See “Use of Proceeds.”

THE EXCHANGE OFFER

General

We are offering to exchange in the exchange offer any and all of the original notes for an equal principal amount of the exchange notes on the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal. The original notes are, and the exchange notes will be, part of a single class of notes in the aggregate principal amount of $300 million.

Purpose of the Exchange Offer

On August 23, 2021, we issued and sold $300 million aggregate principal amount of the original notes to the initial purchasers in a private placement transaction that was exempt from the registration requirements of the Securities Act. In connection with the private placement, we entered into the registration rights agreement with the initial purchasers, pursuant to which we agreed to exchange the original notes for exchange notes which we agreed to register under the Securities Act, and we also granted holders of the original notes rights under limited circumstances to have resales of their original notes registered under the Securities Act.

Under the registration rights agreement, we agreed to file within 120 days after August 23, 2021 a registration statement with the SEC for the exchange of the original notes for the exchange notes. This prospectus is a part of the registration statement we filed to satisfy that obligation. We also agreed to use commercially reasonable efforts to cause the registration statement to be declared effective by the SEC within 210 days after August 23, 2021 and to commence the exchange offer promptly following the effectiveness of the registration statement.

We urge you to read the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Copies of the registration rights agreement are also available as set forth under the caption “Where You Can Find More Information.”

Terms of the Exchange Offer

Upon the terms and subject to the conditions described in this prospectus and the accompanying letter of transmittal, we will accept for exchange any and all original notes that are validly tendered at or prior to the expiration time and not validly withdrawn. The principal amount of the exchange notes issued in the exchange offer will be the same as the principal amount of the original notes that are validly tendered and accepted for exchange. You may tender your original notes in whole or in part. However, if you tender less than all of your original notes, you may tender your original notes only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will not be subject to the transfer restrictions, registration rights and additional interest provisions applicable to the original notes. Upon consummation of the exchange offer, the rights of holders of the notes under the registration rights agreement, including rights relating to registration and payment of additional interest upon a registration default, generally will terminate.

The exchange notes will evidence the same debt as the original notes, and will be fully and unconditionally guaranteed on a senior unsecured basis by the same subsidiary guarantors that guarantee the original notes. The indenture governing the exchange notes will be the same indenture that governs the original notes. The exchange notes and any original notes that remain outstanding after the consummation of the exchange offer will constitute a single class of debt securities under the indenture.

As of the date of this prospectus, $300 million aggregate principal amount of the original notes are outstanding and registered in the name of Cede & Co., as nominee for DTC. Only registered holders of the original notes, or their legal representatives or attorneys-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. We will not set a fixed record date for determining registered holders of the original notes entitled to participate in the exchange offer.

You do not have any appraisal or dissenters’ rights in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder. Except for the federal securities laws, no federal or state regulatory requirements must be complied with and no federal or state regulatory approvals must be obtained in connection with the consummation of the exchange offer.

We will be deemed to accept all of the original notes that are validly tendered in the exchange offer and not validly withdrawn if, as, and when we give oral or written notice of acceptance to the exchange agent. The exchange agent will act as your agent for the purposes of receiving the exchange notes from us.

If you tender your original notes in the exchange offer, you will not be required to pay any brokerage commissions or fees with respect to the exchange of your original notes for the exchange notes or, except as described below under “—Transfer Taxes,” pay any transfer taxes in connection with such exchange.

Expiration Time; Extensions; Amendments

The expiration time for the exchange offer is 12:00 midnight, New York City time, on November 4, 2021, unless we, in our sole discretion, extend the exchange offer, in which case the expiration time for the exchange offer will be the latest date and time to which we extend the exchange offer.

To extend the exchange offer, we will, before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration time:

•	notify the exchange agent of any extension orally or in writing; and

•	make a public announcement of the extension.

During an extension of the expiration time, all original notes previously validly tendered will remain subject to the terms and conditions of the exchange offer and will be accepted for exchange by us, upon expiration of the exchange offer, unless validly withdrawn.

We expressly reserve the right:

•	to extend the expiration time;

•	to delay accepting any original notes due to an extension of the exchange offer;

•	to amend the exchange offer in any manner; or

•	if any conditions listed below under “—Conditions to the Exchange Offer” are not satisfied or waived, to terminate the exchange offer and not accept any original notes for exchange.

Any extension, delay in acceptance, amendment or termination will be followed promptly by notice to the registered holders of the original notes. If we amend the exchange offer in a manner that we determine constitutes a material change (including waiver of a material condition to the exchange offer), we will promptly disclose the amendment by means reasonably calculated to inform the registered holders of the original notes of such amendment, and we will extend the exchange offer to the extent required by law. Generally, we must keep the exchange offer open for at least five business days following a material change.

Without limiting the manner in which we may choose to make a public announcement of any extension, delay in acceptance, amendment or termination of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate such public announcement, other than by making a timely press release to an appropriate news agency.

Interest on the Exchange Notes

Exchanging original notes for exchange notes will not affect the amount of interest a holder will receive. The exchange notes will accrue interest at the same rate (3.95% per annum) and on the same terms as the original notes. Interest will be payable semi-annually in arrears on each of February 15 and August 15, commencing on February 15, 2022.

When the first interest payment is made with regard to the exchange notes, we will also pay interest on the original notes that are exchanged, from the date they were issued or the most recent interest date on which interest has been paid (if applicable) to, but not including, the day the exchange notes are issued. Interest on the original notes that are exchanged will cease to accrue on the day prior to the date on which the exchange notes are issued.

Procedures for Tendering Original Notes

Only a record holder of original notes may tender original notes in the exchange offer. When a record holder tenders original notes for exchange and we accept such original notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a record holder who wishes to tender original notes for exchange must, at or prior to the expiration time:

•

transmit a properly completed and duly executed letter of transmittal, together with the original notes being tendered and any other documents required by the letter of transmittal, to U.S. Bank National Association, the exchange agent, at the address set forth below under “—Exchange Agent”; or

•

if original notes are tendered pursuant to DTC’s book-entry transfer procedures, an agent’s message must be transmitted by DTC to the exchange agent at the address set forth below under “—Exchange Agent,” and the exchange agent must receive, at or prior to the expiration time, a confirmation of the book-entry transfer of the original notes being tendered into the exchange agent’s account at DTC, along with the agent’s message.

The term “agent’s message” means a message that:

•	is electronically transmitted by DTC to the exchange agent;

•	is received by the exchange agent and forms a part of a book-entry transfer;

•

states that DTC has received an express acknowledgement that the tendering holder has received and agrees to be bound by, and makes each of the representations contained in, the letter of transmittal; and

•	states that we may enforce the letter of transmittal against such holder.

If you wish to tender original notes and:

•	certificates for the original notes are not immediately available;

•	the letter of transmittal, the original notes or any other required documents cannot be delivered to the exchange agent at or prior to the expiration time; or

•

the procedures for book-entry transfer cannot be completed at or prior to the expiration time, you may tender your original notes by complying with the guaranteed delivery procedures described below under “—Guaranteed Delivery Procedures.”

The method of delivery of the original notes, the letter of transmittal or an agent’s message, and any other required documents to the exchange agent is at your election and sole risk. We recommend that you use overnight or hand delivery service. If such delivery is by mail, we recommend that you use properly insured registered mail, return receipt requested. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration time. No letters of transmittal or original notes should be sent directly to us.

If you beneficially own original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, before completing, signing and delivering the letter of transmittal, together with your original notes and any other required documents, to the exchange agent, you must either:

•	make appropriate arrangements to register ownership of the original notes in your name; or

•	obtain a properly completed bond power from the registered holder.

Please note that the transfer of registered ownership may take considerable time.

Signatures on a letter of transmittal or notice of withdrawal must be guaranteed unless the original notes tendered for exchange are tendered:

•	by the registered holder of the original notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•

for the account of a recognized member in good standing of a Medallion Signature Guarantee Program recognized by the exchange agent, such as a firm which is a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States, or certain other eligible institutions as that term is defined in Rule 17Ad-15 under the Exchange Act, each of the foregoing being referred to herein as an “eligible institution.”

If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If original notes are registered in the name of a person other than the person who signed the letter of transmittal, the original notes tendered for exchange must be endorsed by, or accompanied by a written instrument of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the registered holder’s signature guaranteed by an eligible institution.

If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal, any original notes, any notice of withdrawal or any instrument of transfer, such persons must so indicate when signing and must submit proper evidence satisfactory to us of such person’s authority to so act.

We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt) and acceptance of original notes tendered for exchange and all other required documents. We reserve the absolute right to:

•	reject any and all tenders of any original notes not validly tendered;

•	refuse to accept any original notes if, in our judgment or the judgment of our counsel, acceptance of the original notes may be deemed unlawful;

•	waive any defects or irregularities as to all or any particular original notes, either before or after the expiration time;

•	waive any conditions of the exchange offer; and

•	determine the eligibility of any holder who seeks to tender original notes in the exchange offer.

Our determinations, either before or after the expiration time, with respect to the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, or as to any questions with respect to the tender of any original notes, will be final and binding on all parties. To the extent we waive any conditions to the exchange offer, we will waive such conditions as to all original notes. Holders must cure any defects and irregularities in connection with tenders of original notes for exchange within such reasonable period of time as we may determine, unless we waive such defects or irregularities. Neither we nor the exchange agent will be under any duty to give notification of any defect or irregularity with respect to any tender of original notes for exchange, or to waive any such defects or irregularities, nor will either of us incur any liability for failure to give such notification or waiver.

While we have no present plan to acquire any original notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any original notes that are not tendered in the exchange offer, we reserve the right in our sole discretion to purchase or make offers to purchase any original notes that remain outstanding after consummation of the exchange offer. We also reserve the right to terminate the exchange offer, as described below under “—Conditions to the Exchange Offer,” and, to the extent permitted by applicable law, purchase the original notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ materially from the terms of the exchange offer.

If you wish to tender your original notes for exchange notes in the exchange offer, we will require you to represent that:

•	you are acquiring the exchange notes in the ordinary course of your business;

•

you have no arrangement or understanding with any person to participate, you are not participating, and you do not intend to participate, in the distribution of the exchange notes (within the meaning of the Securities Act);

•	you are not an “affiliate” (as such term is defined in Rule 405 under the Securities Act) of ours;

•	you are not tendering original notes that have, or that are reasonably likely to have, the status of an unsold allotment of the initial placement of the original notes; and

•

if you are a broker-dealer, (i) you will receive the exchange notes for your own account, (ii) you acquired the original notes as a result of market-making activities or other trading activities and (iii) you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes.

If you do not meet these requirements and are unable to make the foregoing representations, you may not participate in the exchange offer, and any sale or transfer of your original notes must comply with the registration and prospectus delivery requirements of the Securities Act, unless such sale or transfer is made pursuant to an exemption from those requirements. See “—Consequences of Failure to Exchange Original Notes” below for additional information.

We make no recommendation as to whether you should exchange or refrain from exchanging all or any portion of your original notes in the exchange offer. In addition, we have not authorized anyone to make any such recommendation. You must make your own decision as to whether to exchange your original notes in the exchange offer and, if so, the aggregate amount of original notes to exchange, after reading this prospectus and the letter of transmittal and consulting with your advisors.

Resales of the Exchange Notes

Based on interpretations by the staff of the SEC contained in several no-action letters issued to third parties, we believe that a holder of original notes who meets the requirements and is able to make the representations described above under “—Procedures for Tendering Original Notes” may offer for resale, resell or otherwise transfer the exchange notes received in the exchange offer without further registration and, except as described below, without the need to deliver a prospectus under the Securities Act. Any holder who does not meet these requirements and is unable to make such representations:

•	will not be able to rely on the interpretations of the staff of the SEC contained in such no-action letters;

•	will not be permitted to participate in the exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of such holder’s original notes, unless such sale or transfer is made pursuant to an exemption from those requirements.

Under the registration rights agreement, we agreed, among other matters, to file a shelf registration statement covering resales of the original notes (i) if any holder of the original notes, other than the initial purchasers, is not eligible to participate in the exchange offer or (ii) upon the request of the initial purchasers under certain specified circumstances. See “—Filing of Shelf Registration Statement” below for additional information. We do not intend to file a shelf registration statement covering resales of the original notes unless we are required to do so under the registration rights agreement.

In connection with the resale of exchange notes, any participating broker-dealer who acquired the original notes for its own account as a result of market-making activities or other trading activities may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act. In no-action letters issued to third parties, the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes by delivery of the prospectus relating to the exchange offer. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of the exchange notes during the one-year period following the consummation of the exchange offer. See “Plan of Distribution” for a discussion of certain exchange and resale obligations of broker-dealers in connection with the exchange offer.

We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Because the SEC has not considered this exchange offer in the context of a no-action letter, we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer. If our belief is not accurate and you sell or transfer any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Consequences of Failure to Exchange Original Notes

If you do not exchange your original notes in the exchange offer, whether because you are not eligible to participate in the exchange offer or you decline to tender your original notes for exchange, your original notes will, following the consummation of the exchange offer, continue to be subject to the restrictions on transfer as stated in the indenture and the legend on the original notes. In general, original notes, unless the transfer is registered under the Securities Act, may not be offered, resold or otherwise transferred except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

We do not intend to file a shelf registration statement covering resales of the original notes unless we are required to do so under the registration rights agreement. We are required to file such a registration statement in only specific, limited circumstances which may not apply to you or your original notes. See “—Filing of Shelf Registration Statement” below for additional information. If you are eligible to participate in the exchange offer, you should not decline to do so based on the assumption that a shelf registration statement will be on file and effective when you intend to resell your original notes.

See “Risk Factors—Risks Related to the Exchange Notes and the Exchange Offer” for a discussion of certain risks you should consider before deciding whether to participate in the exchange offer.

Book-Entry Transfer

Within two business days after receipt of this prospectus, the exchange agent is obligated to make a request to establish an account for the original notes at DTC for purposes of the exchange offer, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Subject to the establishment of the account, any financial institution that is a participant in DTC’s system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent’s account at DTC in accordance with DTC’s Automated Tender Offer Program, known as ATOP. Such participant should transmit its acceptance to DTC at or prior to the expiration time or comply with the guaranteed delivery procedures described below under “—Guaranteed Delivery Procedures.” DTC will verify such acceptance, execute a book-entry transfer of the tendered original notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of such book-entry transfer.

The confirmation of such book-entry transfer will include an agent’s message or a validly completed and duly executed letter of transmittal. The agent’s message or letter of transmittal, with any required signature guarantees, and any other required documents, must be transmitted to and received by the exchange agent at the address set forth below under “—Exchange Agent” at or prior to the expiration time, or the holder must comply with the guaranteed delivery procedures described below under “—Guaranteed Delivery Procedures.”

Guaranteed Delivery Procedures

If you wish to tender your original notes and: (i) certificates for the original notes are not immediately available; (ii) the letter of transmittal, the original notes or any other required documents cannot be delivered to the exchange agent at or prior to the expiration time; or (iii) the procedures for book-entry transfer cannot be completed at or prior to the expiration time, you may effect a tender if:

•

at or prior to the expiration time, the exchange agent receives from an eligible institution a validly completed and duly executed notice of guaranteed delivery, substantially in the form accompanying the letter of transmittal, setting forth your name and address and the amount of the original notes being tendered. The notice of guaranteed delivery will state that the tender is being made and will guarantee that, within three business days after the expiration time, the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a validly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message, and any other documents required by the letter of transmittal, will be transmitted to the exchange agent; and

•

the exchange agent receives the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a validly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message, and any other documents required by the letter of transmittal, within three business days after the expiration time.

Withdrawal of Tenders

You may withdraw tenders of your original notes at any time prior to the expiration time. For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration time. Any such notice of withdrawal must:

•	specify the name of the holder having tendered the original notes to be withdrawn;

•	include a statement that such holder is withdrawing its election to have such original notes exchanged;

•	identify the original notes to be withdrawn (including the aggregate principal amount of the original notes to be withdrawn);

•

where certificates for original notes have been physically tendered, specify the name in which such original notes are registered, if different from that of the withdrawing holder, and the certificate numbers of the particular certificates to be withdrawn;

•

where original notes have been tendered pursuant to DTC’s procedures for book-entry transfer, specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with DTC’s book-entry transfer procedures; and

•

bear the signature of the holder in the same manner as the original signature on the letter of transmittal, if any, by which such original notes were tendered, with such signature guaranteed by an eligible institution, unless such holder is an eligible institution.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices of withdrawal, and our determination will be final and binding on all parties. Any original notes validly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer, and we will not issue exchange notes with respect to such original notes, unless such original notes are validly re-tendered. Validly withdrawn notes may be re-tendered by following one of the procedures described above under “—Procedures for Tendering Original Notes” at any time at or prior to the expiration time.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Subject to the satisfaction or waiver of the conditions to the exchange offer, promptly following the expiration time, we will accept for exchange all original notes that are validly tendered and not validly withdrawn and will issue the exchange notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered original notes for exchange when, as, and if we have given oral or written notice of acceptance to the exchange agent. For each original note accepted for exchange, the holder will receive an exchange note, the issuance of which is registered under the Securities Act, having a principal amount equal to, and in the denomination of, that of the tendered original note.

Return of Notes

If we do not accept any tendered original notes, or if a holder withdraws previously tendered original notes or submits original notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted, withdrawn or non-exchanged original notes without cost to the tendering holder promptly following the rejection of the tender, withdrawal or expiration or termination of the exchange offer, as applicable. In the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC, such unaccepted, withdrawn or non-exchanged original notes will be credited to an account maintained with DTC.

Conditions to the Exchange Offer

The exchange offer is not conditioned upon the tender of any minimum principal amount of original notes. Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes, and we may amend or terminate the exchange offer as provided in this prospectus if, at any time before the expiration time, any of the following circumstances or events occurs and is not waived:

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer;

•

any stop order is threatened or in effect with respect to either (i) the registration statement of which this prospectus forms a part or (ii) the qualification of the indenture under the Trust Indenture Act of 1939, as amended; or

•	the exchange offer or the making of any exchange by a holder of original notes would violate applicable law or any applicable interpretation of the staff of the SEC.

If, at any time prior to the expiration time, any of the foregoing circumstances or events has occurred, we may:

•	refuse to accept any original notes and return all tendered original notes to the respective holders;

•	extend the exchange offer and retain all original notes tendered at or prior to the expiration time, subject, however, to your rights to withdraw such original notes; or

•	waive the occurrence of such circumstance or event with respect to the exchange offer and accept all validly tendered original notes that have not been validly withdrawn.

If the waiver constitutes a material change to the terms of the exchange offer, we will promptly disclose the waiver by means reasonably calculated to inform the registered holders of the original notes of such waiver, and we will extend the exchange offer to the extent required by law. Generally, we must keep the exchange offer open for at least five business days following a material change.

The condition that none of the foregoing circumstances or events have occurred is for our sole benefit and may be asserted by us, regardless of the circumstances giving rise to such circumstances or events, and the occurrence of any circumstance or event may be waived by us, in whole or in part, in our sole discretion. Any determination by us concerning the circumstances or events described above will be final and binding on all parties. Our rights hereunder will be deemed an ongoing right which may be asserted at any time and from time to time by us prior to the expiration time.

Termination of Rights

If you are a holder of original notes, your rights under the registration rights agreement will generally terminate upon consummation of the exchange offer, except with respect to our continuing obligations to indemnify you and your related parties against certain liabilities, including liabilities under the Securities Act. After the exchange offer is consummated, except in limited circumstances, you will no longer be entitled to any exchange or registration rights with respect to any original notes that you continue to own.

Filing of Shelf Registration Statement

Under the registration rights agreement, we agreed, among other matters, that (i) if any changes in applicable law or applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer, (ii) if for any reason the exchange offer is not consummated within 240 days following August 23, 2021, (iii) if any holder of the original notes, other than the initial purchasers, is not eligible to participate in the exchange offer or (iv) upon the request of the initial purchasers under the circumstances specified in the registration rights agreement, we and the subsidiary guarantors will, at our cost:

•	as promptly as practicable and in any event on or prior to 45 days after such filing obligation arises, file a shelf registration statement covering resales of the original notes;

•	use our respective commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act within 180 days after such filing obligation arises; and

•

use our commercially reasonable efforts to keep the shelf registration continuously effective until the second anniversary of its effective date or until the date upon which all the notes covered by the registration statement have been sold.

We do not intend to file a shelf registration statement covering resales of the original notes unless we are required to do so under the registration rights agreement. If we file a shelf registration statement, we will provide to each holder of the original notes copies of the shelf registration statement and the prospectus which forms a part of the shelf registration statement, notify each holder when the shelf registration statement for the original notes has been filed with the SEC and become effective and take other actions as are required to permit unrestricted resales of the original notes. A holder of original notes that sells the original notes pursuant to the shelf registration statement generally will be:

•	required to be named as a selling security holder in the related prospectus and deliver a prospectus to purchasers;

•	subject to certain of the civil liability provisions under the Securities Act in connection with the sales; and

•	bound by the provisions of the registration rights agreement which are applicable to such a holder, including indemnification obligations.

In addition, each holder of the original notes will be required to deliver information to be used in connection with the shelf registration statement and to provide any comments on the shelf registration statement within the time periods described in the registration rights agreement to have their notes included in the shelf registration statement and to benefit from the provisions regarding additional interest described in “—Additional Interest” below.

Additional Interest

If any of the following (each, a “registration default”) occurs:

•	the exchange offer registration statement is not filed with the SEC on or before the 120th calendar day following August 23, 2021;

•	the exchange offer registration statement is not declared effective on or before the 210th calendar day following August 23, 2021;

•	the exchange offer registration statement has been declared effective but ceases to be effective at any time at which it is required to be effective; or

•

the shelf registration statement is required to be filed with the SEC but is not filed or declared effective within the time periods set forth above under “—Filing of Shelf Registration Statement” or is declared effective but thereafter ceases to be effective, the interest rate payable with respect to the original notes will be increased by 0.25% per annum upon the occurrence of such registration default. This rate will continue to increase by 0.25% per annum each 90-day period that the registration default continues. However, the maximum total increase in the interest rate will in no event exceed one percent (1.00%) per annum. Such interest is payable in addition to any other interest payable from time to time with respect to the original notes in cash on each interest payment date to the holders of record for such interest payment date. After the cure of all registration defaults, the accrual of additional interest will stop and the interest rate will revert to the original rate.

Exchange Agent

We have appointed U.S. Bank National Association as the exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address set forth below. Questions and requests for assistance with respect to the exchange offer, and requests for additional copies of this prospectus, the letter of transmittal and any other required documents, should also be directed to the exchange agent at the address set forth below:

By registered mail, certified mail, overnight courier or hand delivery:

U.S. Bank National Association

U.S. Bank West Side Flats Operations Center

60 Livingston Ave.

St. Paul, MN 55107

Attn: Specialized Finance

Reference: M/I Homes, Inc.

By facsimile (for eligible institutions only):

(651) 466-7372

Reference: M/I Homes, Inc.

For information or confirmation by telephone:

Specialized Finance

(800) 934-6802

Delivery of the letter of transmittal or any other required documents to an address other than as set forth above or transmission of the letter of transmittal or any other required documents via facsimile to a number other than the one listed above will not constitute a valid delivery.

Fees and Expenses

We will bear the expenses of soliciting tenders for the exchange offer. We are making the principal solicitation of tenders through DTC. However, solicitations may also be made by mail, electronic mail, facsimile or telephone or in person by our officers and regular employees.

We have not retained any dealer manager in connection with the exchange offer, and we will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse the exchange agent for its reasonable out-of-pocket expenses. We will also reimburse brokers, dealers, commercial banks, trust companies and other nominees for the reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus, the letter of transmittal and related documents to the beneficial owners of the original notes and in handling or forwarding tenders of the original notes for exchange.

We estimate that our cash expenses in connection with the exchange offer will be approximately $125,000. These expenses include SEC registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees, printing costs and related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of original notes in the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the record holder or any other person, if we are instructed to register exchange notes in the name of, or requested to return any original notes not tendered or accepted for exchange to, a person other than the registered tendering holder, or if a transfer tax is imposed for any other reason, other than by reason of the exchange of the original notes in the exchange offer. If satisfactory evidence of payment of such transfer taxes or exemption from payment is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The exchange notes will be recorded in our accounting records at the same carrying value as the original notes for which they are exchanged. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. We will amortize expenses incurred in connection with the issuance of the exchange notes over the term of the exchange notes.

DESCRIPTION OF NOTES

As used below in this “Description of Notes” section, the terms “Issuer,” “we,” “us” and “our” mean M/I Homes, Inc., an Ohio corporation, and its successors, but not any of its Subsidiaries. The term “Notes” means the Issuer’s senior debt securities designated as its 3.95% Senior Notes due 2030, including the original notes and the exchange notes, in each case except as otherwise expressly provided or as the context otherwise requires.

The Issuer issued the original notes, and will issue the exchange notes, under an indenture, dated as of August 23, 2021, among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the “Indenture”). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You may obtain a copy of the Indenture from the Issuer at its address set forth under “Where You Can Find More Information.” The terms of the exchange notes are substantially identical to the terms of the original notes, including interest rates and maturity, except that the exchange notes will not be subject to the transfer restrictions, registration rights and additional interest provisions applicable to the original notes.

The exchange notes and any original notes that remain outstanding after the consummation of the exchange offer will have the same terms, will constitute a single class of debt securities under the Indenture and, therefore, will vote together as a single class for purposes of determining whether holders of the requisite percentage in principal amount thereof have taken actions or exercised rights they are entitled to take or exercise under the Indenture.

The following is a summary of the material terms and provisions of the Notes. Certain terms used in this “Description of Notes” section are defined under “—Certain Definitions.”

Principal, Maturity and Interest

The Notes will mature on February 15, 2030. The Notes bear interest at the rate of 3.95% per annum, payable on February 15 and August 15 of each year, commencing on February 15, 2022, to holders of record at the close of business on February 1 and August 1, as the case may be, immediately preceding the relevant interest payment date.

Interest on the Notes is computed on the basis of a 360-day year of twelve 30-day months.

The original notes were and the exchange notes will be issued in registered form, without coupons, and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes constitute senior debt of the Issuer. The Issuer also may issue an unlimited amount of notes having identical terms and conditions to the Notes, except for differences with respect to issue date and issue price (“Additional Notes”). Any Additional Notes will be part of the same issue as the Notes and will be treated as one class with the Notes, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase as further provided below; provided that any Additional Notes will be issued with a separate CUSIP number unless (i) the Additional Notes are issued pursuant to a “qualified reopening” of the existing Notes for U.S. federal income tax purposes, or (ii) the Additional Notes are issued without original issue discount for U.S. federal income tax purposes. For purposes of this “Description of Notes,” references to Notes include Additional Notes, if any.

Methods of Receiving Payments on the Notes

If a holder has given wire transfer instructions to the Issuer at least ten business days prior to the applicable payment date, the Issuer will make all payments on such holder’s Notes in accordance with those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent and registrar for the Notes within the City and State of New York, unless the Issuer elects to make interest payments by check mailed to the holders at their addresses set forth in the register of holders.

Ranking

The Notes will be general unsecured obligations of the Issuer. The Notes will rank senior in right of payment to all future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future unsecured obligations of the Issuer that are not so subordinated. Each Guarantee will be a general unsecured obligation of the Guarantor thereof and will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Guarantee and pari passu in right of payment with all existing and future unsecured obligations of such Guarantor that are not so subordinated.

The Notes and each Guarantee will be effectively subordinated to secured Indebtedness of the Issuer and the applicable Guarantor to the extent of the value of the assets securing such Indebtedness. Although the Indenture contains limitations on the amount of additional secured Indebtedness that the Issuer and the Restricted Subsidiaries may incur, the amount of this Indebtedness could be substantial. See “Certain Covenants—Limitations on Secured Indebtedness.” At June 30, 2021, the Issuer and the Guarantors had approximately $4.1 million of secured Indebtedness outstanding.

The Notes will also be effectively subordinated to all existing and future obligations, including Indebtedness, of any of our Unrestricted Subsidiaries. Claims of creditors of Unrestricted Subsidiaries, including trade creditors, will generally have priority as to the assets of our Unrestricted Subsidiaries over the claims of the Issuer and the holders of the Issuer’s Indebtedness, including the Notes. At June 30, 2021, our Unrestricted Subsidiaries had approximately $167.1 million of Indebtedness for borrowed money outstanding.

Substantially all of the operations of the Issuer are conducted through its Subsidiaries. Therefore, the Issuer’s ability to service its debt, including the Notes, is dependent upon the cash flow of its Subsidiaries and, to the extent they are not Guarantors, their ability to distribute those earnings as dividends, loans or other payments to the Issuer. If their ability to make these distributions were restricted, by law or otherwise, then the Issuer would not be able to use the cash flow of the non-guarantor Subsidiaries to make payments on the Notes.

Guarantees

The Issuer’s obligations under the Notes and the Indenture will be jointly and severally guaranteed by each of our Restricted Subsidiaries.

Not all of our Subsidiaries guarantee the Notes. Unrestricted Subsidiaries are not Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.

As of the date of this prospectus, all of our Subsidiaries, other than M/I Financial, LLC; M/I Title Agency Ltd.; TransOhio Residential Title Agency Ltd.; M/I Title, LLC; K-Tampa, LLC; and The M/I Homes Foundation, will be Guarantors. As of the date of this prospectus, each of M/I Financial, LLC; M/I Title Agency Ltd.; TransOhio Residential Title Agency Ltd.; M/I Title, LLC; K-Tampa, LLC; and The M/I Homes Foundation will be Unrestricted Subsidiaries. For the six months ended June 30, 2021, the Unrestricted Subsidiaries accounted for approximately $58.3 million, or 3.3%, of our total revenues, and as of June 30, 2021, the Unrestricted Subsidiaries accounted for approximately $248.3 million, or 8.7%, of our total assets and $192.6 million, or 13.8%, of our total liabilities. In addition to the Subsidiaries that are non-guarantor Unrestricted Subsidiaries as of the date of this prospectus, under the circumstances described below under the subheading “Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries,” the Issuer will be permitted to designate some of our other Subsidiaries as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be:

•	an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

•	a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Guarantee; and

•

the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

The obligations of each Guarantor under its Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See “Risk Factors—Risks Related to the Notes—The notes and the guarantees of the notes may not be enforceable because of fraudulent conveyance laws.” Each Guarantor that makes a payment for distribution under its Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of the respective Guarantors.

In the event (i) of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of any Guarantor then held by the Issuer and the Restricted Subsidiaries to any Person other than the Issuer or a Restricted Subsidiary, in each case in accordance with the Indenture, (ii) any Guarantor merges with and into the Issuer or another Guarantor, with the Issuer or such other Guarantor surviving such merger, (iii) any Guarantor is designated as an Unrestricted Subsidiary, in accordance with the Indenture or otherwise ceases to be a Restricted Subsidiary (including by way of liquidation or dissolution) in a transaction permitted by the Indenture, (iv) the Issuer exercises its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or (v) all obligations under the Indenture are discharged in accordance with the terms of the Indenture as described under “Satisfaction and Discharge,” then, in each such case, such Guarantor will be released and relieved of any obligations under its Guarantee.

Optional Redemption

At any time prior to August 15, 2029 (the date that is six months prior to the maturity date of the Notes), the Issuer may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

In addition, on or after August 15, 2029 (the date that is six months prior to the maturity date of the Notes), the Issuer may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

The Issuer may acquire Notes by means other than a redemption, whether pursuant to an Issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.

Selection and Notice of Redemption

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part.

Notice of redemption will be mailed by first-class mail at least 10 but not more than 60 days before the date of redemption to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Notice of any redemption of Notes may, at the Issuer’s discretion, be subject to one or more conditions precedent. If such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all of such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date as stated in such notice, or by the redemption date as so delayed. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

Change of Control

Upon the occurrence of any Change of Control, each holder will have the right to require that the Issuer purchase that holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to, but not including, the date of purchase.

Within 30 days following any Change of Control, the Issuer will mail, or cause to be mailed, to the holders a notice (a “Change of Control Offer”):

(1)	describing the transaction or transactions that constitute the Change of Control;

(2)

offering to purchase, pursuant to the procedures required by the Indenture and described in the notice, on a date specified in the notice (which shall be a business day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such holder pursuant to such Change of Control Offer; and

(3)	describing the procedures that holders must follow to accept the Change of Control Offer.

The Change of Control Offer is required to remain open for at least 20 business days or for such longer period as is required by law.

The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by holders seeking to accept the Change of Control Offer. In addition, a Change of Control may constitute an event of default under the Credit Agreement or our other Indebtedness outstanding at such time. We cannot assure you that in the event of a Change of Control, the Issuer will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the purchase. See “Risk Factors—Risks Related to the Notes—We may not have sufficient funds or be permitted by our existing indebtedness to purchase the notes or the 2028 Senior Notes upon a change of control.”

The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer’s obligation to make a Change of Control Offer will be satisfied if (1) a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) a notice of redemption that is or has become unconditional has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained in the Indenture, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of such Change of Control Offer.

A “Change of Control” includes certain sales of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries. The phrase “all or substantially all” as used in the Indenture (including as set forth under “Certain Covenants—Limitations on Mergers, Consolidations, Etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and the Restricted Subsidiaries, and therefore it may be unclear as to whether a Change of Control has occurred and whether a Change of Control Offer is required.

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations, in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue of this compliance.

If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any other Person making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuer will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Purchase Price plus, to the extent not included in the Change of Control Purchase Price, accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of purchase).

Certain Covenants

Changes in Covenants when the Notes are Rated Investment Grade

The first day (such date, the “Suspension Date”) on which the Notes have received an Investment Grade Rating from both of the Rating Agencies (a “Suspension Event”) and no Default has occurred and is continuing under the Indenture, then, at the option of the Issuer, the covenant described under “—Additional Guarantees” (the “Suspended Covenant”) will be suspended and the Issuer and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under such caption.

In addition, upon the occurrence of a Suspension Event, at the option of the Issuer, the Guarantees of the Guarantors will also be released (together with the Suspended Covenant, the “Suspended Provisions”).

If at any time thereafter the Notes’ credit rating is below an Investment Grade Rating by any Rating Agency, then the Suspended Provisions will thereafter be reinstated as if such provisions had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of the Indenture, unless and until the Notes subsequently attain an Investment Grade Rating from both of the Rating Agencies and no Default is in existence and continuing at such time (in which event the Suspended Provisions shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating from both of the Rating Agencies); provided, however, that no Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Guarantees with respect to the Suspended Provisions based on, and none of the Issuer nor any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below) that were permitted at such time, regardless of whether such actions or events would not have been permitted if the Suspended Provisions had remained in effect during such period. The period of time between the Suspension Date and the Reinstatement Date is referred to as the “Suspension Period.”

Promptly following the occurrence of any Suspension Date or Reinstatement Date, the Issuer will provide an officers’ certificate to the trustee regarding such occurrence.

The trustee shall have no obligation to independently determine or verify if a Suspension Event or Reinstatement Date has occurred, monitor the ratings of the Notes or notify the holders of the Notes of any Suspension Event or Reinstatement Date. There can be no assurance that the Notes will ever achieve an Investment Grade Rating.

Limitations on Secured Indebtedness

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (a “Triggering Lien”) of any nature whatsoever (other than Permitted Liens) against any assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, which Lien secures Indebtedness or trade payables, unless all payments due under the Indenture and the Notes (or under a Guarantee in the case of Liens of a Guarantor) are secured on an equal and ratable basis with the obligations so secured (such Indebtedness in respect of which the Notes or Guarantees have been so secured, the “Equal and Ratable Secured Indebtedness”) until such time as such obligations are no longer secured by a Triggering Lien.

Notwithstanding the foregoing, the Issuer or any of the Restricted Subsidiaries may create, incur, assume or otherwise cause to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness, without equally and ratably securing the Notes (or a Guarantee in the case of Liens of a Guarantor) pursuant to the preceding paragraph, if immediately thereafter the sum of (a) the aggregate principal amount of all secured Indebtedness outstanding (excluding Indebtedness secured by Permitted Liens and any Equal and Ratable Secured Indebtedness) and (b) all Attributable Indebtedness in respect of Sale and Leaseback Transactions (excluding Attributable Indebtedness in respect of Permitted Sale and Leaseback Transactions) would not exceed 20% of Consolidated Tangible Assets as of such date.

For purposes of determining compliance with this covenant and the covenant described under “—Limitations on Sale and Leaseback Transactions,” (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to either of the above paragraphs or to one category (or portion thereof) of Permitted Liens described in clauses (1) through (24) of the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness, Disqualified Equity Interests or preferred stock (or any portion thereof) meets the criteria of either of the above paragraphs or one or more of the categories (or portions thereof) of Permitted Liens described in clauses (1) through (24) of the definition of “Permitted Liens,” the Issuer shall, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies (based on circumstances existing at the time of such division, classification or reclassification) with this covenant. For the avoidance of doubt, if and to the extent that any Indebtedness is incurred to refinance, refund or replace any Indebtedness secured by Liens permitted under any clause of the definition of “Permitted Liens” or the preceding paragraph that is limited by a percentage of Consolidated Tangible Assets, the Indebtedness so incurred may be secured by Liens pursuant to such clause or subclause or the preceding paragraph at such time.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in the definition of “Indebtedness.”

A substantial portion of the book value of our assets and the assets of the Restricted Subsidiaries could be pledged to secure Indebtedness without violating the foregoing covenant. Among other things, this covenant allows the Issuer and the Restricted Subsidiaries to incur Indebtedness secured by homes held for sale, homes that are under contract for sale, contracts for the sale of homes and both improved and unimproved land, which in the past have typically represented a substantial portion of the book value of our consolidated assets. Accordingly, investors should be aware that this covenant allows the Issuer and the Restricted Subsidiaries to incur substantial amounts of secured Indebtedness without being required to equally and ratably secure the Notes.

The provisions described above with respect to limitations on secured Indebtedness are also not applicable to certain types of Non-Recourse Indebtedness, and will not restrict or limit the ability of the Issuer and the relevant Restricted Subsidiary to create, incur, assume or guarantee any unsecured Indebtedness, or the ability of any Subsidiary that is not a Restricted Subsidiary to create, incur, assume or guarantee any secured or unsecured Indebtedness.

Limitations on Sale and Leaseback Transactions

The Issuer will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction after the Issue Date, unless:

(1)

the Issuer or the relevant Restricted Subsidiary receives fair market value for the property sold (it being understood that, for the avoidance of doubt, fair value may take into account all circumstances of the Sale and Leaseback Transaction, including, without limitation, the lease back arrangement); and

(2)

the Issuer or a Restricted Subsidiary, within 365 days after the completion of the Sale and Leaseback Transaction, applies, or enters into a definitive agreement to apply, an amount equal to the net proceeds therefrom either:

•

to the redemption, repayment or other retirement for value of (a) the Notes or (b) any Indebtedness of the Issuer or any Restricted Subsidiary that is for borrowed money or is evidenced by a bond, note, debenture, guarantee or similar instrument (other than a trade payable or a current liability arising in the ordinary course of business) and which Indebtedness ranks equally in right of payment with the Notes or a Guarantee, as applicable; or

•	to the purchase by the Issuer or a Restricted Subsidiary of property used in the trade or business of the Issuer or any Restricted Subsidiary.

Any Sale and Leaseback Transaction that fulfills the requirements of clauses (1) and (2) above is a “Permitted Sale and Leaseback Transaction.”

In addition, the Issuer and the Restricted Subsidiaries may enter into a Sale and Leaseback Transaction if immediately thereafter the sum of (a) the aggregate principal amount of all secured Indebtedness outstanding (excluding Indebtedness secured by Permitted Liens and any Equal and Ratable Secured Indebtedness) and (b) all Attributable Indebtedness in respect of Sale and Leaseback Transactions (excluding Attributable Indebtedness in respect of Permitted Sale and Leaseback Transactions) as of the date of determination would not exceed 20% of Consolidated Tangible Assets as of such date.

Limitations on Designation of Unrestricted Subsidiaries

As of the Issue Date, the Issuer shall be deemed to have designated each of M/I Financial, LLC; M/I Title Agency Ltd.; TransOhio Residential Title Agency Ltd.; M/I Title, LLC; K-Tampa, LLC; and The M/I Homes Foundation as Unrestricted Subsidiaries. The Issuer may designate any additional Subsidiary (including, without limitation, any Subsidiary acquired or created by the Issuer or any Restricted Subsidiary after the Issue Date) as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1)	no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2)	the aggregate amount of investments in all Unrestricted Subsidiaries shall not exceed 5% of Consolidated Tangible Assets (the “Investment Basket”).

No Subsidiary shall be subject to a Designation as an “Unrestricted Subsidiary” (whether such Designation is on or after the Issue Date) unless such Subsidiary:

(1)	has no Indebtedness other than Permitted Unrestricted Subsidiary Debt;

(2)

is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results (other than guarantees in existence on the Issue Date); and

(3)

has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary.

At any time any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by such Subsidiary as of such date. If, within 45 days after such date, (a) the Issuer has not redesignated such Unrestricted Subsidiary as a Restricted Subsidiary and caused such Restricted Subsidiary to execute and deliver to the trustee a supplemental indenture and a notation of guarantee in accordance with the provisions of the “—Additional Guarantees” covenant and (b) after giving effect to such redesignation and execution of a supplemental indenture and notation of guarantee, the Lien is not permitted under the covenant described under “—Limitations on Secured Indebtedness,” the Issuer shall be in default of the applicable covenant.

The Issuer may redesignate an Unrestricted Subsidiary (including any Subsidiary that was deemed to be designated as an Unrestricted Subsidiary on the Issue Date) as a Restricted Subsidiary only if:

(1)	no Default shall have occurred and be continuing at the time of and after giving effect to such redesignation; and

(2)

all Liens of such Unrestricted Subsidiary outstanding immediately following such redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

If any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary in accordance with the preceding paragraphs, then the amount of any investments in such Unrestricted Subsidiary made on or after the date such Person became a Subsidiary shall be credited against the Investment Basket (up to a maximum amount of 5% of Consolidated Tangible Assets) after giving pro forma effect to the use of proceeds of the Notes.

All designations and redesignations must be evidenced by resolutions of the board of directors, or the executive committee of the board of directors, of the Issuer, delivered to the trustee certifying compliance with the foregoing provisions.

Limitations on Mergers, Consolidations, Etc.

The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into (other than a merger that satisfies the requirements of clause (1) below with a wholly owned Restricted Subsidiary solely for the purpose of changing the Issuer’s jurisdiction of incorporation to another State of the United States) or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or of the Issuer and the Restricted Subsidiaries (taken as a whole) to, another Person or (b) adopt a plan of liquidation unless, in either case:

(1)	either:

(a)	the Issuer will be the surviving or continuing Person; or

(b)

the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in, the case of a plan of liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation or limited liability company organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the trustee, all of the obligations of the Issuer under the Notes, the Indenture and the Registration Rights Agreement; provided that at any time the Successor is a limited liability company, there shall be a co-issuer of the Notes that is a corporation;

(2)

immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

(3)

immediately after giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Net Worth of the Issuer or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Issuer immediately prior to such transaction.

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Except as provided under the caption “Guarantees,” no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless:

(1)	either:

(a)	such Guarantor will be the surviving or continuing Person; or

(b)

the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the trustee, all of the obligations of such Guarantor under the Guarantee of such Guarantor under the Indenture and, to the extent not fully performed, the Registration Rights Agreement, and

(2)	immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

Notwithstanding the foregoing, (a) any Restricted Subsidiary may merge into the Issuer or another Restricted Subsidiary, and (b) the requirements of the immediately preceding paragraph will not apply to any transaction pursuant to which such Guarantor is permitted to be released from its Guarantee in accordance with the provisions described under “—Guarantees.”

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Issuer, will be deemed to be the transfer of all or substantially all of the assets of the Issuer.

Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged, or to which the conveyance, lease or transfer is made, will succeed to and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes and the Guarantees, with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture and its Guarantee, if applicable.

Additional Guarantees

If, after the Issue Date, (a) the Issuer or any Restricted Subsidiary of the Issuer shall acquire or create another Subsidiary (other than a Subsidiary that has been designated as an Unrestricted Subsidiary) or (b) any Unrestricted Subsidiary is redesignated a Restricted Subsidiary, then, in each such case, the Issuer shall, within 45 days of such acquisition or creation (unless, with respect to clause (a), such Restricted Subsidiary is dissolved and its assets are distributed to the Issuer or a Restricted Subsidiary within 45 days of its formation or acquisition), cause such Restricted Subsidiary to:

(1)

execute and deliver to the trustee (a) a supplemental indenture in form and substance satisfactory to the trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Guarantee; and

(2)

deliver to the trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

Reports

Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the holders of Notes, within the time periods specified in the SEC’s rules and regulations (including any grace periods or extensions permitted by the SEC):

(1)

all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s independent registered public accounting firm; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports.

In addition, whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request. The Issuer and the Guarantors have agreed that, for so long as any Notes remain outstanding, the Issuer will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Notwithstanding the foregoing, to the extent the Issuer files the information and reports referred to in clauses (1) and (2) above with the SEC and such information is publicly available (including, without limitation, on the SEC’s website), the Issuer shall be deemed to be in compliance with its obligations to furnish such information to the holders of the Notes and to make such information available to securities analysts and prospective investors.

Events of Default

Each of the following is an “Event of Default”:

(1)	failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2)	failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3)

failure by the Issuer to comply with any of its agreements or covenants described above under “Certain Covenants—Limitations on Sale and Leaseback Transactions” and “Certain Covenants—Limitations on Mergers, Consolidations, Etc.,” or the failure of the Issuer to comply with its obligations to make a Change of Control Offer as described above under “Change of Control” and continuance of such a failure for 60 days;

(4)

failure by the Issuer to comply with any other agreement or covenant in the Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the trustee or by the holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(5)

default under any mortgage, indenture or other instrument or agreement (other than the Notes and the Indenture and other than Non-Recourse Indebtedness) under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a)	is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period;

(b)	results in the acceleration of such Indebtedness prior to its express final maturity; or

(c)

results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a) or (b) has occurred and is continuing, aggregates $40.0 million or more; provided, however, that if any such default is cured or waived or any acceleration rescinded or such Indebtedness is repaid within a period of ten days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under the Indenture and any consequential acceleration of the Notes shall automatically be rescinded so long as such rescission does not conflict with any judgment or decree;

(6)

one or more judgments or orders that exceed $40.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled, or rescinded within 60 days of being entered;

(7)	the Issuer or any Significant Subsidiary pursuant to or within the meaning of any bankruptcy law:

(a)	commences a voluntary case;

(b)	consents to the entry of an order for relief against it in an involuntary case;

(c)	consents to the appointment of a custodian of it or for all or substantially all of its assets; or

(d)	makes a general assignment for the benefit of its creditors;

(8)	a court of competent jurisdiction enters an order or decree under any bankruptcy law that:

(a)	is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case;

(b)	appoints a custodian of the Issuer or any Significant Subsidiary or a custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary; or

(c)	orders the liquidation of the Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

(9)

any Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Issuer), shall have occurred and be continuing under the Indenture, the trustee, by written notice to the Issuer, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (7) or (8) with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

The trustee shall, within 30 days after the occurrence of any Default, give the holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment in respect of the Notes or a Default in complying with “Certain Covenants—Limitations on Mergers, Consolidations, Etc.” in respect of the Notes, the trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the holders.

No holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the trustee:

(1)

has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such holder and a request to act by holders of at least 25% in aggregate principal amount of outstanding Notes;

(2)	has been offered indemnity satisfactory to it in its reasonable judgment; and

(3)	has not received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this “Events of Default” section).

The Indenture will provide that, at any time after a declaration of acceleration with respect to the Notes, the holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1)	if the rescission would not conflict with any judgment or decree;

(2)	if all existing Events of Default have been cured or waived except for nonpayment of principal or interest that has become due solely because of the acceleration;

(3)

to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4)	if the trustee has been paid its reasonable compensation and reimbursed for its expenses, disbursements and advances.

No such rescission shall affect any subsequent Default or Event of Default, or impair any right consequent thereto.

The holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on Notes.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the Trust Indenture Act. Subject to the provisions of the Indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee indemnity satisfactory to it. Subject to all provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

The Issuer is required to deliver to the trustee annually a statement regarding compliance with the Indenture and, upon any officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes. Legal defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Guarantees thereof, and the Indenture shall cease to be of further effect as to all outstanding Notes and the Guarantees thereof, except as to:

(1)	the rights of holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below;

(2)

the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trust, duties, and immunities of the trustee, and the Issuer’s obligation in connection therewith; and

(4)	the legal defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture, and thereafter any omission to comply with such obligations shall not constitute a Default. In the event covenant defeasance occurs, certain Events of Default (not including non-payment and, solely for a period of 91 days following the deposit referred to in clause (1) of the next paragraph, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant defeasance will not be effective until such bankruptcy, rehabilitation and insolvency events no longer apply. The Issuer may exercise its legal defeasance option regardless of whether it previously exercised covenant defeasance.

In order to exercise either legal defeasance or covenant defeasance:

(1)

the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders, U.S. legal tender, U.S. Government obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes, and the trustee must have a valid, perfected, exclusive security interest in such trust;

(2)	in the case of legal defeasance, the Issuer shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

(a)	the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)	since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law;

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the beneficial owners of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(3)

in the case of covenant defeasance, the Issuer shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

(4)

no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(5)

the legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Issuer or any Restricted Subsidiary is a party or by which the Issuer or any Restricted Subsidiary is bound;

(6)

the Issuer shall have delivered to the trustee an officers’ certificate stating that the deposit was not made by it with the intent of preferring the holders of the Notes over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others; and

(7)

the Issuer shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the conditions provided for, in the case of the officers’ certificate, in clauses (1) through (6) and, in the case of the opinion of counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this paragraph have been complied with.

If the funds deposited with the trustee to effect covenant defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuer’s obligations and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes when either:

(1)

all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been presented to the trustee for cancellation; or

(2) (a)

all Notes not delivered to the trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to the provisions described under “Optional Redemption,” and the Issuer has irrevocably deposited or caused to be deposited with the trustee funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the trustee for cancellation;

(b)	the Issuer has paid all sums payable by it under the Indenture; and

(c)	the Issuer has delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver an officers’ certificate and an opinion of counsel (as to legal matters) stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

A holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 10 days before a selection of Notes to be redeemed or (3) to register the transfer of or exchange any Note between a record date and the next succeeding interest payment date.

The original notes were and the exchange notes will be issued in registered form and the registered holder will be treated as the owner of such Note for all purposes.

Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture or the Notes may be amended, with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the holders of at least a majority in principal amount of the Notes then outstanding; provided, however, that:

(a)

no such amendment may, without the consent of the holders of at least two-thirds in aggregate principal amount of Notes then outstanding, amend the obligation of the Issuer under the heading “Change of Control” or the related definitions that could adversely affect the rights of any holder; and

(b)	without the consent of each holder affected, the Issuer and the trustee may not:

(1)	change the maturity of any Note;

(2)	reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;

(3)

reduce any premium payable upon optional redemption of the Notes, change the date on which Notes are subject to optional redemption or otherwise alter the provisions of the Indenture or the Notes with respect to redemption of Notes (other than a reduction of the required notice period for an optional redemption);

(4)	make any Note payable in money or currency other than that stated in the Notes;

(5)	modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Guarantee in a manner that adversely affects the holders;

(6)	reduce the percentage of holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(7)	impair the rights of holders to receive payments of principal of or interest on the Notes;

(8)	release any Guarantor from any of its obligations under its Guarantee or the Indenture, except as permitted by the Indenture; or

(9)	make any change in these amendment and waiver provisions.

Notwithstanding the foregoing, the Issuer and the trustee may amend the Indenture, the Guarantees or the Notes, without the consent of any holder, to: (i) cure any ambiguity, defect or inconsistency; (ii) provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) provide for the assumption of the Issuer’s obligations to the holders in the case of a merger, an acquisition or a sale of all or substantially all of the Issuer’s assets; (iv) release any Guarantor from any of its obligations under its Guarantee or the Indenture (to the extent permitted by the Indenture); (v) make any change that does not materially adversely affect the rights of any holder or the trustee; (vi) make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect in any material respect the legal rights under the Indenture of any such holder; (vii) add any Person as a Guarantor; (viii) comply with any requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (ix) evidence and provide for the acceptance of appointment under the Indenture by a successor trustee; (x) secure all of the Notes; (xi) add to the covenants of the Issuer or any Guarantor for the benefit of the holders; (xii) surrender any right or power conferred upon the Issuer or any Guarantor; and (xiii) conform the text of the Indenture, the Guarantees or the Notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Guarantee or the Notes.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator or shareholder of the Issuer will have any liability for any obligations of the Issuer under the Notes or the Indenture or of any Guarantor under its Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. Notwithstanding the foregoing, no waiver or release of personal liability of directors, officers, employees, incorporators or shareholders will be effective to waive any liabilities of such persons under the U.S. federal securities laws, and any such waiver or release is void under Section 14 of the Securities Act. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

Concerning the Trustee

U.S. Bank National Association is the trustee under the Indenture and has been appointed by the Issuer as registrar and paying agent with regard to the Notes. The Indenture contains certain limitations on the rights of the trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his or her own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder, unless such holder shall have offered to the trustee security and indemnity satisfactory to the trustee.

The trustee also serves as a lender under the Credit Facility and as the trustee under the indenture governing the 2028 Senior Notes.

Governing Law

The Indenture, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“2028 Senior Notes” means the Issuer’s 4.95% Senior Notes due 2028, governed by the indenture dated as of January 22, 2020, among the Issuer, the guarantors named therein and U.S. Bank National Association, as trustee.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of (A) 1.00% of the principal amount of such Note and (B) the excess, if any, of (1) the present value at such redemption date of (a) 100% of the principal amount of the Note redeemed, plus (b) all required interest payments due on such Note (excluding accrued but unpaid interest to the redemption date) to, but excluding, August 15, 2029 (the date that is six months prior to the maturity date of the Notes), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (2) the principal amount of such Note on such redemption date.

“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, at the time of determination, the present value (discounted at a rate equivalent to the Issuer’s then-current weighted average cost of funds for borrowed money at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining terms of any Capitalized Lease included in any such Sale and Leaseback Transaction.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (1) securities, certificates and notes with maturities of 364 days or less from the date of acquisition that are within one of the following classifications: (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) mortgage backed securities issued or fully guaranteed or insured by the Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, or a similar government sponsored enterprise or mortgage agency, (c) securities issued by States, territories and possessions of the United States and their political subdivisions (municipalities), with ratings of at least “A” or the equivalent thereof by S&P or Moody’s, (d) time deposits, certificates of deposit, bankers’ acceptances, or similar short-term notes issued by a commercial bank domiciled and registered in the United States with capital and surplus in excess of $200 million, and which has (or the holding company of which has) a commercial paper rating of at least A-l or the equivalent thereof by S&P or P-l or the equivalent thereof by Moody’s, or (e) commercial paper of a domestic issuer rated at least A-l or the equivalent thereof by S&P or P-l or the equivalent thereof by Moody’s; and (2) money market mutual funds which invest in securities of the types listed in subclauses (a) through (e) of clause (1) above with a weighted average maturity of less than one year.

“Change of Control” means the occurrence of any of the following events:

(1)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of voting stock representing more than 50% of the voting power of the total outstanding voting stock of the Issuer;

(2)

during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors (together with any new directors whose election to such board of directors or whose nomination for election by the shareholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Issuer;

(3)

(a) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a wholly owned Restricted Subsidiary or one or more Permitted Holders or (b) the Issuer consolidates or merges with or into another Person other than a Permitted Holder or any Person other than a Permitted Holder consolidates or merges with or into the Issuer, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons owning voting stock representing in the aggregate 100% of the total voting power of the voting stock of the Issuer immediately prior to such consummation do not own voting stock representing at least a majority of the total voting power of the voting stock of the Issuer or the surviving or transferee Person; or

(4)	the Issuer adopts a plan of liquidation or dissolution or any such plan is approved by the shareholders of the Issuer.

“Consolidated Net Worth” means, with respect to any Person as of any date, the consolidated shareholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

“Consolidated Tangible Assets” means, as of any date, the total amount of assets of the Issuer and the Restricted Subsidiaries on a consolidated basis (which, for the avoidance of doubt, shall not include the assets of Unrestricted Subsidiaries in the consolidated determination), at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less, to the extent otherwise included, the amounts of (without duplication): (1) Intangible Assets; (2) any assets securing Non-Recourse Indebtedness; (3) minority interest in consolidated Subsidiaries held by Persons other than the Issuer or a Restricted Subsidiary; (4) treasury stock; and (5) Investments in and of Unrestricted Subsidiaries.

“Credit Agreement” means (i) the Credit Agreement, dated July 18, 2013, as amended by the First Amendment to Credit Agreement, dated October 20, 2014, as further amended by the Second Amendment to Credit Agreement, dated July 18, 2017, as further amended by the Third Amendment to Credit Agreement, dated June 30, 2020 and as further amended by the Fourth Amendment to Credit Agreement, dated June 10, 2021, among the Issuer, as borrower, and the banks and other financial institutions from time to time party thereto as agents and lenders; and (ii) any related notes, guarantees, collateral and other security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), including, without limitation, by Subsidiaries, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time (including, without limitation, increases in the amount that may be borrowed thereunder and/or alterations of the maturity date thereof), and whether secured or unsecured.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Disqualified Equity Interests” of any Person means any Equity Interests of such Person that, by their terms, or by the terms of any related agreement or of any security into which they are convertible, puttable or exchangeable, are, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that are not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under the caption “Change of Control” and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under the caption “Change of Control.”

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States. For the purposes of calculating the financial tests contained in the Indenture, GAAP shall be applied as such principles and standards are in effect on the Issue Date. Notwithstanding the foregoing, for all purposes of financial calculations with respect to accounting for leases as either operating leases or capital leases, the impact of FASB ASC 840 and FASB ASC 842 or any subsequent pronouncement having similar effect shall be disregarded.

“Guarantee” means the guarantee of the Notes by each Guarantor under the Indenture.

“Guarantor” means each Restricted Subsidiary of the Issuer on the Issue Date and each other Subsidiary that is required to become a Guarantor of the Notes by the terms of the Indenture after the Issue Date, in each case, until such Subsidiary is released from its Guarantee.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

“Indebtedness” of any Person at any date means, without duplication:

(1)	all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

(4)

all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(5)	the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6)	all Capitalized Lease Obligations of such Person;

(7)	all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8)

all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided, however, that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall be counted only once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

(9)	all Attributable Indebtedness;

(10)	to the extent not otherwise included in this definition, Hedging Obligations of such Person;

(11)	all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person; and

(12)	the liquidation value of preferred stock of a Subsidiary of such Person issued and outstanding and held by any Person other than such Person (or one of its Restricted Subsidiaries).

Notwithstanding the foregoing, (a) earn-outs or similar profit sharing arrangements provided for in acquisition agreements which are determined on the basis of future operating earnings or other similar performance criteria (which are not determinable at the time of acquisition) of the acquired assets or entities and (b) accrued expenses, trade payables, customer deposits or deferred income taxes arising in the ordinary course of business shall not be considered Indebtedness. Any Indebtedness which is incurred at a discount to the principal amount at maturity thereof shall be deemed to have been incurred in the amount of the full principal amount at maturity thereof. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

“Intangible Assets” means, with respect to any Person, (a) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within twelve months of its acquisition) to its fair market value in accordance with GAAP on the date of acquisition) and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP.

“Investment Grade Rating” shall mean BBB- or higher by S&P and Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s.

“Investments” of any Person means:

(1)

all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2)	all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

(3)	all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and

(4)	the designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the fair market value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the amount of the Investment Basket available at such time, as determined in accordance with the covenant described under “Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.” If the Issuer or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the fair market value of the Equity Interests of and all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined by the board of directors, or the executive committee of the board of directors, of the Issuer. Notwithstanding the foregoing, redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.

“Issue Date” means August 23, 2021.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

“Moody’s” means Moody’s Investors Service, Inc., or any successor to its debt rating business.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness.

“Permitted Holders” means Robert H. Schottenstein, his wife, children, and siblings, any corporation, limited liability company or partnership in which he has voting control and is the direct and beneficial owner of a majority of the Equity Interests and any trust for the benefit of him, his wife or children.

“Permitted Liens” means the following types of Liens:

(1)

(a) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business and (b) Liens for taxes, assessments or governmental charges or claims, in either case, for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(2)

Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(3)

Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations, in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(4)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(5)

Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(6)

bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, however, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness which is not owed to that bank;

(7)	leases or subleases (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

(8)	Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(9)	Liens securing all of the Notes and Liens securing any Guarantee;

(10)	Liens in favor of the Issuer or a Guarantor;

(11)

(i) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date and (ii) Liens securing Refinancing Indebtedness to the extent such Refinancing Indebtedness is permitted to be secured pursuant to clause (4) of the definition thereof;

(12)	Liens securing Indebtedness under the Credit Agreement;

(13)

Liens securing Non-Recourse Indebtedness of the Issuer or any Restricted Subsidiary; provided, however, that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 180 days after the incurrence of such Non-Recourse Indebtedness;

(14)

Liens securing Purchase Money Indebtedness; provided, however, that such Liens apply only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 180 days after the incurrence of such Purchase Money Indebtedness;

(15)

Liens securing Acquired Indebtedness; provided, however, that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary; and provided, further, however, that the Liens were not incurred in connection with, or in contemplation of the incurrence of such Acquired Indebtedness;

(16)

Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(17)

Liens to secure Attributable Indebtedness permitted to be incurred under the Indenture; provided, however, that any such Lien shall not extend to or cover any assets of the Issuer or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

(18)	attachment or judgment Liens not giving rise to a Default and which are being contested in good faith by appropriate proceedings;

(19)	easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Issuer and its Subsidiaries;

(20)

zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Issuer and its Subsidiaries or the value of such real property for the purpose of such business;

(21)	any option, contract or other agreement to sell an asset; provided, however, that such sale is not otherwise prohibited under the Indenture;

(22)	Liens on property existing at the time of acquisition thereof by the Issuer or any Subsidiary; provided, however, that such Liens were not entered into in contemplation of such acquisition;

(23)

any interest or title of a lessor under any lease, whether or not characterized as an operating lease or Capitalized Lease Obligation; provided, however, that such Liens do not extend to any property or assets which is not leased property subject to such lease; and

(24)	Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Issuer or any of its Subsidiaries in the ordinary course of business.

“Permitted Unrestricted Subsidiary Debt” means Indebtedness of an Unrestricted Subsidiary:

(1)

as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, in each case, other than guarantees by the Issuer that are in existence on the Issue Date; and

(2)

no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and (3) such Indebtedness shall be incurred within 90 days before or after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

“Rating Agencies” means (1) S&P and (2) Moody’s.

“Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem, repay or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”) in a principal amount not in excess of the principal amount of the Refinanced Indebtedness so repaid or amended (plus the amount of any premium paid and the amount of reasonable expenses incurred by the Issuer or any Restricted Subsidiary in connection with such repayment or amendment) (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided, however, that:

(1)

if the Refinanced Indebtedness was subordinated to or pari passu with the Notes or the Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes or the Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(2)	the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) six months after the maturity date of the Notes;

(3)

the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid, redeemed or refinanced that is scheduled to mature on or prior to the maturity date of the Notes; and

(4)	the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid, redeemed, refinanced, extended or amended is secured.

“Registration Rights Agreement” means the registration rights agreement dated as of the Issue Date among the Issuer, the Guarantors and the initial purchasers.

“Restricted Subsidiary” means any Subsidiary of the Issuer, other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Rating Group or any successor to its debt rating business.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary, not otherwise a Significant Subsidiary pursuant to clause (1) of this definition, that (x) is subject to any event described in clause (7) or (8) under “—Events of Default” that has occurred and is continuing and (y) when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries pursuant to clause (1) of this definition and as to which, at such time, any event described in clause (7) or (8) under “—Events of Default” has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Subsidiary” means, with respect to any Person:

(1)

any corporation, limited liability company, association or other business entity (other than a partnership) of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)

any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Treasury Rate” means, as of any redemption date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two business days prior to the redemption date) of the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to August 15, 2029 (the date that is six months prior to the maturity date of the Notes); provided, however, that if the period from the redemption date to August 15, 2029 (the date that is six months prior to the maturity date of the Notes) is not equal to the constant maturity of a United States Treasury Security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to August 15, 2029 (the date that is six months prior to the maturity date of the Notes) is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means (1) each of M/I Financial, LLC; M/I Title Agency Ltd.; TransOhio Residential Title Agency Ltd.; M/I Title, LLC; K-Tampa, LLC; and The M/I Homes Foundation, (2) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the board of directors, or the executive committee of the board of directors, of the Issuer in accordance with the covenant described under “Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries,” and (3) any Subsidiary of an Unrestricted Subsidiary, unless, in each case, any such Subsidiary is redesignated a Restricted Subsidiary after the Issue Date in accordance with the requirements of the covenant described under “Limitations on Designation of Unrestricted Subsidiaries.”

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

Book-Entry, Delivery and Form of Notes

The original notes are represented by one or more global notes (the “Global Notes”) in definitive form that were deposited on or about August 23, 2021 with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the “Global Note Holder”). The exchange notes will also be issued in the form of one or more Global Notes that will be deposited with, or on behalf of DTC, and registered in the name of DTC or its nominee. DTC will maintain the Notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities.

DTC has advised the Issuer as follows:

DTC is a limited-purpose trust company that was created to hold securities for its participating organizations, including the Euroclear System and Clearstream Banking, Société Anonyme, Luxembourg (collectively, the “Participants” or the “Depositary’s Participants”), and to facilitate the clearance and settlement of transactions in these securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary’s Participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants” or the “Depositary’s Indirect Participants”) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Depositary’s Participants or the Depositary’s Indirect Participants. Pursuant to procedures established by DTC, ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depositary’s Participants) and the records of the Depositary’s Participants (with respect to the interests of the Depositary’s Indirect Participants).

The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Notes will be limited to such extent.

So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole holder of outstanding Notes represented by such Global Note under the Indenture. Except as provided below, beneficial owners of Notes will not be entitled to have Notes registered in their names and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. None of the Issuer, the Guarantors or the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

Payments in respect of the principal, premium, if any, and interest on any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the trustee may treat the Persons in whose names any Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Issuer nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest). The Issuer believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by the Depositary’s Participants and the Depositary’s Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary’s Participants or the Depositary’s Indirect Participants.

If an Event of Default occurs, any Person having a beneficial interest in the Global Notes may, through the Depositary’s Participants or the Depositary’s Indirect Participants upon request to the trustee and confirmation of such beneficial interest by the Depositary or its Participants or Indirect Participants, exchange such beneficial interest for Notes in definitive form. Upon any such issuance, the trustee is required to register such Notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). Such Notes would be issued in fully-registered form and would be subject to applicable legal requirements.

Neither the Issuer nor the trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of Notes, and the Issuer and the trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax consequences of the exchange of the original notes for the exchange notes pursuant to this exchange offer and the ownership and disposition of the exchange notes acquired by holders pursuant to this exchange offer. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, judicial authorities and administrative interpretations, in each case as of the date of this prospectus, all of which are subject to change or different interpretations, possibly with retroactive effect. We cannot assure you that the U.S. Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of the exchange of the original notes for the exchange notes and the ownership and disposition of the exchange notes.

This discussion deals only with original notes and exchange notes that are held as capital assets by a holder who exchanges original notes for exchange notes pursuant to the exchange offer. This discussion does not purport to address all U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws, such as banks and other financial institutions, insurance companies, regulated investment companies, tax-exempt entities, dealers in securities or foreign currency, real estate investment trusts, thrifts, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships or other pass-through entities (or investors in such entities), U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar, U.S. holders that hold original notes or exchange notes through non-U.S. brokers or other non-U.S. intermediaries, persons required to accelerate the recognition of any item of income as a result of such income being included on an applicable financial statement, U.S. expatriates and former long-term residents of the United States or persons that hold original notes or exchange notes as part of a hedge, wash sale, conversion transaction, straddle or other risk reduction transaction. Moreover, this discussion does not address the effect of any alternative minimum tax, the Medicare tax on investment income, state, local or non-U.S. tax laws or the application of any U.S. federal taxes other than U.S. federal income taxes (such as U.S. federal estate or gift taxes).

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is a holder of original notes or exchange notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering the exchange of original notes for exchange notes, you should consult your own tax advisor about the tax consequences of exchanging the original notes for the exchange notes and owning and disposing of the exchange notes.

Holders considering the exchange of original notes for exchange notes should consult their own tax advisors regarding the application of the U.S. federal tax laws to their particular situations and the applicability and effect of state, local or non-U.S. tax laws and tax treaties.

Exchange Offer

The exchange of the original notes for the exchange notes pursuant to the exchange offer will not be treated as a taxable event for U.S. federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the original notes. Consequently, a holder will not recognize gain or loss upon receipt of an exchange note in exchange for an original note. The holding period of an exchange note will include the holding period of the original note exchanged for such exchange note, and the initial tax basis of an exchange note will be the same as the adjusted tax basis in the exchanged original note immediately before the exchange.

Effect of Certain Contingent Payments

In certain circumstances, we may be obligated to pay amounts on the exchange notes that are in excess of the stated interest on, or principal amount of, the exchange notes and/or the timing of payments on the exchange notes may be affected. See, for example, “Description of Notes—Optional Redemption” and “Description of Notes—Change of Control.” This may cause the exchange notes to be subject to special rules for debt instruments with contingent payments unless, as of the issue date of the original notes, such contingencies, in the aggregate, are considered “remote” and/or “incidental” or, in the alternative, a contingency is deemed not to occur under applicable U.S. Treasury Regulations. We intend to take the position that such contingencies should be treated as remote and/or incidental, as of the issue date of the original notes, within the meaning of the applicable U.S. Treasury Regulations or, in the case of an optional redemption, that such redemption is deemed not to occur, as of the issue date of the original notes, under applicable U.S. Treasury Regulations. Accordingly, we do not intend to treat the exchange notes as contingent payment debt instruments. Under applicable U.S. Treasury Regulations, our determination regarding such contingencies is binding on all holders of the exchange notes (other than holders that properly disclose to the IRS that they are taking a different position) but is not binding on the IRS. The IRS may take a contrary position that, if sustained, could require holders subject to U.S. federal income taxation to accrue ordinary interest income on the exchange notes at a rate in excess of the rate of stated interest and to treat any gain recognized on a sale or other taxable disposition of a note as ordinary interest income rather than as capital gain. The remainder of this discussion assumes that the exchange notes are not contingent payment debt instruments.

Tax Consequences to U.S. Holders

You are a “U.S. holder” for purposes of this discussion if you are a beneficial owner of an original note or exchange note and, for U.S. federal income tax purposes, you are:

•	an individual who is a citizen or a resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Stated Interest on the Exchange Notes

Stated interest on the exchange notes generally will be taxable to you as ordinary interest income at the time such stated interest is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Market Discount

If a U.S. holder purchased an original note (which will be exchanged for an exchange note pursuant to the exchange offer) for an amount that was less than its principal amount, the amount of the difference will be treated as market discount for U.S. federal income tax purposes. Any market discount applicable to an original note will carry over to the exchange note received in exchange for such original note. The amount of any market discount will be treated as de minimis and will be disregarded if it is less than one-quarter of one percent (0.25%) of the principal amount of the original note, multiplied by the number of complete years to maturity at the time that such original note was purchased by the U.S. holder. The rules described below do not apply to a U.S. holder who purchased an original note that has de minimis market discount.

Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, redemption, retirement or other taxable disposition of, an exchange note as ordinary income to the extent of any accrued market discount (on the original note or the exchange note) that has not previously been included in income. If you dispose of an exchange note in an otherwise nontaxable transaction (other than certain specified nonrecognition transactions), you will be required to include any accrued market discount as ordinary income as if you had sold the exchange note at its then fair market value. In addition, you may be required to defer, until the maturity of the exchange note or its earlier disposition in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the original note or the exchange note received in exchange for the original note.

Market discount accrues ratably during the period from the date on which a U.S. holder acquired the original note through the maturity date of the exchange note (for which the original note was exchanged), unless the U.S. holder makes an irrevocable election to accrue market discount under a constant yield method. You may elect to include market discount in income currently as it accrues (either ratably or under the constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply. If you elect to include market discount in income currently, your adjusted tax basis in an exchange note will be increased by any market discount included in income. Your election to include market discount in income currently, once made, will apply to all market discount obligations acquired by you on or after the first day of the first taxable year in which the election is made and may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election.

Amortizable Bond Premium

If a U.S. holder purchased an original note (which will be exchanged for an exchange note pursuant to the exchange offer) for an amount in excess of its principal amount, the excess will be treated as bond premium. Any bond premium applicable to an original note will carry over to the exchange note received in exchange for such original note. You generally may elect to amortize bond premium over the remaining term of an exchange note on a constant yield method. In such case, you will reduce the amount required to be included in income each year with respect to interest on the exchange note by the amount of amortizable bond premium allocable to such year. Because we may call the notes under certain circumstances at a price in excess of their principal amount, the deduction for amortizable bond premium may be reduced or delayed. Your election to amortize bond premium on a constant yield method, once made, applies to all taxable bonds held or subsequently acquired by you on or after the first day of the first taxable year for which the election is made and may not be revoked without the consent of the IRS.

If a U.S. holder elected to amortize bond premium on an original note, such election will carry over to the exchange note received in exchange for such original note. If this election has not been made, you will be required to include in gross income the full amount of interest on the exchange note in accordance with your regular method of accounting and will include the premium in the tax basis of the exchange note for purposes of computing the amount of any gain or loss recognized on a taxable disposition of the exchange note. You should consult your own tax advisor concerning the computation and amortization of any bond premium on the exchange notes.

Disposition of the Exchange Notes

You generally will recognize capital gain or loss on a sale, redemption, exchange, retirement or other taxable disposition of an exchange note equal to the difference, if any, between (i) the amount realized on such disposition (excluding amounts attributable to any accrued but unpaid stated interest, which will be taxable as ordinary income to the extent you have not previously included such amounts in income) and (ii) your adjusted tax basis in the exchange note. The amount realized will equal the sum of any cash and the fair market value of any other property received on the disposition. Your adjusted tax basis in an exchange note generally will equal the initial tax basis of such exchange note, increased by any market discount previously included in gross income and decreased (but not below zero) by payments previously received other than stated interest payments and by amortized bond premium. Any such gain or loss will be long-term capital gain or loss if the holding period of the exchange note is more than one year at the time of the disposition. Long-term capital gains of non-corporate U.S. holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Payments of stated interest and the proceeds of a disposition (including a retirement or redemption) of exchange notes may be reported to the IRS. These information reporting requirements, however, do not apply with respect to certain exempt U.S. holders, such as corporations.

Backup withholding (currently at a rate of 24%) may apply to payments of the foregoing amounts, unless you provide the applicable withholding agent with your taxpayer identification number, as well as certain other information, or otherwise establish an exemption from backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” for purposes of this discussion if you are a beneficial owner of an original note or exchange note and you are, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.

Interest on the Exchange Notes

Subject to the discussion below under the headings “—Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” payments of interest on the exchange notes generally will be exempt from U.S. federal income and withholding tax under the “portfolio interest” exemption if you properly certify as to your non-U.S. status, as described below, and:

•	you do not own, actually or constructively, stock representing 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a bank whose receipt of interest on the exchange notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business;

•	you are not a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us; and

•	interest on the exchange notes is not effectively connected with your conduct of a U.S. trade or business.

The portfolio interest exemption applies only if you appropriately certify as to your non-U.S. status. You generally can meet this certification requirement by providing a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute or successor form) to the applicable withholding agent. If you hold the exchange notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to your agent. Your agent then generally will be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax, currently at a 30% rate, unless (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute or successor form) claiming an exemption from (or a reduction of) withholding under an applicable income tax treaty or (ii) the payments of interest are effectively connected with your conduct of a trade or business in the United States and you meet the certification requirements described below (see “—Income or Gain Effectively Connected with a U.S. Trade or Business”).

Disposition of the Exchange Notes

Subject to the discussion below under the headings “—Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” you generally will not be subject to U.S. federal income or withholding tax on any gain realized on a sale, redemption, exchange, retirement or other taxable disposition of an exchange note (other than amounts attributable to accrued and unpaid interest, which will be treated as described above under “—Interest on the Exchange Notes”) unless:

•	the gain is effectively connected with the conduct by you of a U.S. trade or business; or

•	you are an individual who has been present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met.

If you are a non-U.S. holder described in the first bullet point above, you generally will be subject to U.S. federal income tax as described below (see “—Income or Gain Effectively Connected with a U.S. Trade or Business”). If you are a non-U.S. holder described in the second bullet point above, unless an applicable income tax treaty provides otherwise, you generally will be subject to U.S. federal income tax at a flat 30% rate on the gain derived from the sale, redemption, exchange, retirement or other taxable disposition, which may be offset by certain U.S.-source capital losses.

Income or Gain Effectively Connected with a U.S. Trade or Business

If any interest on the exchange notes or gain from a sale, redemption, exchange, retirement or other taxable disposition of the exchange notes is effectively connected with a U.S. trade or business conducted by you, then you generally will be subject to U.S. federal income tax on such interest or gain on a net income basis in the same manner as a U.S. holder (unless an applicable income tax treaty provides otherwise). If interest received with respect to the exchange notes is effectively connected income, the U.S. federal withholding tax described above will not apply (assuming an appropriate certification is provided) unless an applicable income tax treaty provides otherwise. You generally can meet the certification requirements by providing a properly executed IRS Form W-8ECI (or other applicable form) to the applicable withholding agent. In addition, if you are a corporation for U.S. federal income tax purposes, that portion of your earnings and profits that is attributable to such effectively connected income or gain, subject to certain adjustments, may be subject to a “branch profits tax” at a 30% rate (or a lower applicable income tax treaty rate).

Information Reporting and Backup Withholding

Payments to you of interest on an exchange note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and may also be made available to the tax authorities of the country in which you are a tax resident under the provisions of an applicable income tax treaty or agreement. Backup withholding (currently at a rate of 24%) generally will not apply to payments of interest on an exchange note to a non-U.S. holder if the certification described in “—Interest on the Notes” above is provided by the non-U.S. holder, or the non-U.S. holder otherwise establishes an exemption.

Proceeds from a disposition (including a retirement or redemption) of an exchange note effected by the U.S. office of a U.S. or non-U.S. broker will be subject to information reporting requirements and backup withholding unless you properly certify as to your non-U.S. status and certain other conditions are met, or you otherwise establish an exemption. Information reporting and backup withholding generally will not apply to any proceeds from a disposition of an exchange note effected outside the United States by a non-U.S. office of a broker, unless such broker has certain connections to the United States, in which case information reporting, but not backup withholding, will apply unless the broker has documentary evidence in its records that you are a non-U.S. holder and certain other conditions are met, or you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act imposes a U.S. federal withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of interest on, and the gross proceeds from a disposition (including a retirement or redemption) of, a debt instrument paid to certain non-U.S. entities, including certain foreign financial institutions and investment funds (including, in some instances, where such an entity is acting as an intermediary), unless such non-U.S. entity complies with certain withholding and reporting requirements regarding U.S. account holders and U.S. owners of such entity’s equity and debt. Pursuant to proposed U.S. Treasury Regulations (upon which taxpayers are permitted to rely until final U.S. Treasury Regulations are issued), this withholding tax generally will not apply to payments of gross disposition proceeds. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of exchange notes may be eligible for a refund or credit of such taxes. Holders of the exchange notes should consult their own tax advisors regarding these withholding and reporting provisions.

The preceding discussion of certain U.S. federal income tax consequences is for general information only and is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and non-U.S. tax consequences of exchanging the original notes for the exchange notes and owning and disposing of the exchange notes, including the consequences of any proposed change in applicable laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for the one-year period following the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until the date that is 180 days from the date of the original issuance of the exchange notes, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by brokers-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of one year following the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the reasonable fees and disbursements of one counsel for the initial purchasers of the original notes). We also have agreed to indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the validity of the exchange notes will be passed upon for us by Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of M/I Homes, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-4 that we filed with the SEC registering the offering and issuance of the exchange notes. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about us and the exchange notes that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below. You should read the entire registration statement for further information about us and the exchange notes.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

In addition, our common shares are listed on the New York Stock Exchange, and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005.

Our website address is www.mihomes.com. We make available, free of charge, on or through our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are filed with or furnished to the SEC, and amendments to those reports, as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference in this prospectus of the information contained at that site.

INCORPORATION BY REFERENCE

We are “incorporating by reference” certain documents in this prospectus, which means that we are disclosing important information to you by referring you to other documents that contain such information. The information incorporated by reference in this prospectus is an important part of this prospectus. We incorporate by reference the following documents that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 19, 2021;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, as filed with the SEC on April 28, 2021 and July 29, 2021, respectively; and

•	our Current Reports on Form 8-K filed with the SEC on May 11, 2021, June 2, 2021, June 11, 2021, August 9, 2021, and August 23, 2021.

We are also incorporating by reference in this prospectus all other documents (other than information furnished on Current Reports on Form 8-K under Item 2.02 or 7.01 and exhibits filed with such reports that are related to such items) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) on or after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and (2) on or after the date of this prospectus and prior to the termination or completion of the offering of exchange notes under this prospectus.

Any statements contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents incorporated by reference in this prospectus (including exhibits specifically incorporated by reference in those documents). Written or telephone requests should be directed to:

M/I Homes, Inc.

4131 Worth Avenue, Suite 500

Columbus, Ohio 43219

Attention: Susan E. Krohne, Chief Legal Officer

(614) 418-8000

$300,000,000

M/I Homes, Inc.

Offer to exchange

any and all outstanding 3.95% Senior Notes due 2030

for

an equal principal amount of 3.95% Senior Notes due 2030

which have been registered under the Securities Act of 1933, as amended

PROSPECTUS

October 7, 2021